Exhibit 99.1

Item 8.  Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Cloud Peak Energy Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, equity and cash flows present fairly, in all material respects, the financial position of Cloud Peak Energy Inc. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.  Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A.  Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/PricewaterhouseCoopers LLP

Denver, Colorado

February 13, 2014, except with respect to our opinion on the consolidated financial statements in so far as it relates to the “Supplemental Guarantor/Non-Guarantor Financial Information (CPE Inc. only)” described in Note 26 as to which the date is February 25, 2014

Report of Independent Registered Public Accounting Firm

To the Member of Cloud Peak Energy Resources LLC:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, equity and cash flows present fairly, in all material respects, the financial position of Cloud Peak Energy Resources LLC and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Denver, Colorado

February 13, 2014

CLOUD PEAK ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Revenue	$1,396,097	$1,516,772	$1,553,661
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	1,136,318	1,132,399	1,151,117
Depreciation and depletion	100,523	94,575	87,127
Accretion	15,342	13,189	12,469
Derivative financial instruments	(25,611)	(22,754)	(2,275)
Selling, general and administrative expenses	53,066	54,548	51,061
Other operating costs	4,077	2,949	1,419
Total costs and expenses	1,283,715	1,274,906	1,300,918
Operating income	112,382	241,866	252,743
Other income (expense)
Interest income	440	1,086	592
Interest expense	(41,665)	(36,327)	(33,866)
Tax agreement benefit (expense)	(10,515)	29,000	(19,854)
Other, net	2,423	(847)	(170)
Total other expense	(49,317)	(7,088)	(53,298)
Income before income tax provision and earnings from unconsolidated affiliates	63,065	234,778	199,445
Income tax expense	(11,629)	(62,614)	(11,449)
Earnings from unconsolidated affiliates, net of tax	535	1,556	1,801
Net income	51,971	173,720	189,797

Other comprehensive income (loss)
Retiree medical plan amortization of prior service costs	1,775	1,575	1,305
Retiree medical plan adjustment	10,824	(4,665)	(5,602)
Decker pension adjustments	3,199	204	(1,885)
Income tax on retiree medical plan and pension adjustments	(5,616)	1,039	2,226
Other comprehensive income (loss)	10,182	(1,847)	(3,956)
Total comprehensive income	$62,153	$171,873	$185,841

Earnings per common share:

Basic	$0.86	$2.89	$3.16
Diluted	$0.85	$2.85	$3.13
Weighted-average shares outstanding - basic	$60,652	$60,093	$60,004
Weighted-average shares outstanding - diluted	$61,161	$60,927	$60,637

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$231,633	$197,691
Investments in marketable securities	80,687	80,341
Accounts receivable	74,068	76,117
Due from related parties	742	1,561
Inventories, net	80,144	81,675
Deferred income taxes	18,326	28,112
Derivative financial instruments	26,420	13,785
Other assets	19,541	16,513
Total current assets	531,561	495,795

Noncurrent assets
Property, plant and equipment, net	1,654,014	1,678,294
Goodwill	35,634	35,634
Deferred income taxes	91,361	101,075
Other assets	44,855	40,525
Total assets	$2,357,425	$2,351,323
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$59,046	$49,589
Royalties and production taxes	131,917	129,351
Accrued expenses	41,463	50,364
Current portion of tax agreement liability	13,504	19,485
Current portion of federal coal lease obligations	58,958	63,191
Other liabilities	2,513	2,770
Total current liabilities	307,401	314,750

Noncurrent liabilities
Tax agreement liability, net of current portion	90,091	97,053
Senior notes	596,974	596,506
Federal coal lease obligations, net of current portion	63,970	122,928
Asset retirement obligations, net of current portion	246,081	238,991
Other liabilities	50,859	50,073
Total liabilities	1,355,376	1,420,301
Commitments and Contingencies (Note 16)

Equity
Common stock ($0.01 par value; 200,000 shares authorized; 61,296 and 61,114 issued and 60,896 and 60,839 outstanding at December 31, 2013 and 2012, respectively)	609	608
Treasury stock 400 shares and 373 shares at December 31, 2013 and 2012, respectively)	(5,667)	(5,390)
Additional paid-in capital	559,602	550,452
Retained earnings	457,784	405,813
Accumulated other comprehensive loss	(10,279)	(20,461)
Total equity	1,002,049	931,022
Total liabilities and equity	$2,357,425	$2,351,323

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY INC.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands)

							Accumulated
					Additional	Retained	Other
	Common Stock		Treasury Stock		Paid-In	Earnings	Comprehensive
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Income (Loss)	Total
Balances at December 31, 2010	60,878	$609	—	$—	$502,952	$42,296	$(14,658)	$531,199
Net income	—	—	—	—	—	189,797	—	189,797
Postemployment benefit adjustment, net of tax	—	—	—	—	—	—	(3,956)	(3,956)
Tax impact of Secondary Offering	—	—	—	—	24,546	—	—	24,546
Stock compensation	—	—	—	—	8,803	—	—	8,803
Restricted stock issuance , net of forfeitures	45	—	—	—	—	—	—	—
Balances at December 31, 2011	60,923	609	—	—	536,301	232,093	(18,614)	750,389
Net income	—	—	—	—	—	173,720	—	173,720
Postemployment benefit adjustment, net of tax	—	—	—	—	—	—	(1,847)	(1,847)
Excess tax benefits related to equity-based compensation	—	—	—	—	1,201	—	—	1,201
Employee stock purchases	69	1	—	—	1,087	—	—	1,088
Stock compensation	—	—	—	—	11,796	—	—	11,796
Restricted stock issuance, net of forfeitures	119	1	97	—	(1)	—	—	—
Employee common stock withheld to cover withholding taxes	(276)	(3)	276	(5,390)	3	—	—	(5,390)
Exercise of stock options	4	—	—	—	65	—	—	65
Balances at December 31, 2012	60,839	608	373	(5,390)	550,452	405,813	(20,461)	931,022
Net income	—	—	—	—	—	51,971	—	51,971
Postemployment benefit adjustment, net of tax	—	—	—	—	—	—	10,182	10,182
Excess tax benefits related to equity-based compensation	—	—	—	—	129	—	—	129
Employee stock purchases	68	1	—	—	968	—	—	969
Stock compensation	—	—	—	—	8,016	—	—	8,016
Restricted stock forfeitures, net of issuances	(11)	—	11	—	—	—	—	—
Employee common stock withheld to cover withholding taxes	(16)	—	16	(277)	—	—	—	(277)
Exercise of stock options	16	—	—	—	37	—	—	37
Balances at December 31, 2013	60,896	$609	400	$(5,667)	$559,602	$457,784	$(10,279)	$1,002,049

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities
Net income	$51,971	$173,720	$189,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	100,523	94,575	87,127
Accretion	15,342	13,189	12,469
Earnings from unconsolidated affiliates	(535)	(1,556)	(1,801)
Distributions of income from unconsolidated affiliates	2,000	1,023	5,250
Deferred income taxes	13,860	42,210	(11,224)
Tax agreement (benefit) expense	10,515	(29,000)	19,854
Stock compensation expense	8,016	11,796	8,796
Mark-to-market gains	(25,611)	(22,754)	(2,275)
Other	12,256	11,795	11,506
Changes in operating assets and liabilities:
Accounts receivable	1,874	18,632	(30,074)
Inventories, net	1,709	(9,077)	(6,452)
Due to or from related parties	819	(1,090)	(37)
Other assets	(3,981)	(4,486)	4,436
Accounts payable and accrued expenses	3,540	(32,137)	26,327
Tax agreement liability	(23,459)	(25,097)	(9,409)
Asset retirement obligations	(1,075)	(5,632)	(7,506)
Settlement of derivatives	12,976	11,244	—
Net cash provided by operating activities	180,740	247,355	296,784
Investing activities
Acquisitions of Youngs Creek and CX Ranch coal and land assets	—	(300,377)	—
Purchases of property, plant and equipment	(46,780)	(53,550)	(108,733)
Cash paid for capitalized interest	(33,230)	(50,119)	(33,989)
Investments in marketable securities	(64,357)	(67,576)	(75,228)
Maturity and redemption of investments	64,011	62,463	—
Investment in development projects	(6,247)	(7,389)	—
Initial payment on federal coal leases	—	—	(69,407)
Return of restricted cash	—	71,244	110,972
Partnership escrow deposit	—	(4,470)	—
Partnership escrow return	4,468	—	—
Other	117	1,909	713
Net cash used in investing activities	(82,018)	(347,865)	(175,672)
Financing activities
Principal payments on federal coal leases	(63,191)	(102,198)	(54,630)
Payment of deferred financing fees	(1,039)	—	—
Proceeds from issuance of common stock	—	65	—
Other	(550)	(3,906)	(2,343)
Net cash used in financing activities	(64,780)	(106,039)	(56,973)

Net increase (decrease) in cash and cash equivalents	33,942	(206,549)	64,139
Cash and cash equivalents at beginning of period	197,691	404,240	340,101
Cash and cash equivalents at end of period	$231,633	$197,691	$404,240

Supplemental cash flow disclosures:
Interest paid	$69,478	$84,201	$62,792
Income taxes paid, net	$11,419	$27,017	$6,161

Supplemental noncash investing and financing activities:
Non-cash interest capitalized	$3,994	$7,845	$16,092
Capital expenditures included in accounts payable	$1,957	$4,579	$10,893
Assets acquired under capital leases	$10,222	$—	$—
Obligations to acquire federal coal leases and other mineral rights	$—	$—	$224,658

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY RESOURCES LLC

(SUBSIDIARY OF CLOUD PEAK ENERGY INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Revenue	$1,396,097	$1,516,772	$1,553,661
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	1,136,318	1,132,399	1,151,117
Depreciation and depletion	100,523	94,575	87,127
Accretion	15,342	13,189	12,469
Derivative financial instruments	(25,611)	(22,754)	(2,275)
Selling, general and administrative expenses	53,031	54,548	51,061
Other operating costs	4,077	2,949	1,419
Total costs and expenses	1,283,680	1,274,906	1,300,918
Operating income	112,417	241,866	252,743
Other income (expense)
Interest income	440	1,086	592
Interest expense	(41,665)	(36,016)	(33,762)
Other, net	2,650	(847)	(170)
Total other expense	(38,575)	(35,777)	(33,340)
Income before income tax provision and earnings from unconsolidated affiliates	73,842	206,089	219,403
Income tax (expense) benefit	(15,479)	(52,036)	(19,983)
Earnings from unconsolidated affiliates, net of tax	535	1,556	1,801
Net income	58,898	155,609	201,221

Other comprehensive income
Retiree medical plan amortization of prior service costs	1,775	1,575	1,305
Retiree medical plan adjustment	10,824	(4,665)	(5,602)
Decker pension adjustment	3,199	204	(1,885)
Income taxes on retiree medical plan adjustments	(5,616)	1,039	2,226
Other comprehensive income	10,182	(1,847)	(3,956)
Total comprehensive income	$69,080	$153,762	$197,265

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY RESOURCES LLC

(SUBSIDIARY OF CLOUD PEAK ENERGY INC.)

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$231,633	$197,691
Investments in marketable securities	80,687	80,341
Accounts receivable	74,068	76,117
Due from related parties	6,933	1,561
Inventories, net	80,144	81,675
Deferred income taxes	13,366	21,096
Derivative financial instruments	26,420	13,785
Other assets	10,826	16,224
Total current assets	524,077	488,490

Noncurrent assets
Property, plant and equipment, net	1,654,014	1,678,294
Goodwill	35,634	35,634
Deferred income taxes	58,274	66,136
Other assets	44,807	40,478
Total assets	$2,316,806	$2,309,032

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$59,046	$49,571
Royalties and production taxes	131,917	129,351
Accrued expenses	38,218	43,908
Due to related parties	—	12,554
Current portion of federal coal lease obligations	58,958	63,191
Other liabilities	2,513	2,769
Total current liabilities	290,652	301,344

Noncurrent liabilities
Senior notes	596,974	596,506
Federal coal lease obligations, net of current portion	63,970	122,928
Asset retirement obligations, net of current portion	246,081	238,991
Other liabilities	50,859	50,073
Total liabilities	1,248,536	1,309,842
Commitments and Contingencies (Note 16)

Equity
Member’s equity	1,078,549	1,019,651
Accumulated other comprehensive loss	(10,279)	(20,461)
Total member’s equity	1,068,270	999,190
Total liabilities and member’s equity	$2,316,806	$2,309,032

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY RESOURCES LLC

(SUBSIDIARY OF CLOUD PEAK ENERGY INC.)

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands)

	Accumulated Other Comprehensive Income (Loss)	Managing Member’s Equity	Total
Balances at December 31, 2010	$(14,658)	$653,917	$639,259
Net income	—	201,221	201,221
Postemployment benefit adjustment, net of tax	(3,956)	—	(3,956)
Tax impact of Secondary Offering	—	9,066	9,066
Distribution	—	(162)	(162)
Balances at December 31, 2011	(18,614)	864,042	845,428
Net income	—	155,609	155,609
Postemployment benefit adjustment, net of tax	(1,847)	—	(1,847)
Balances at December 31, 2012	(20,461)	1,019,651	999,190
Net income	—	58,898	58,898
Postemployment benefit adjustment, net of tax	10,182	—	10,182
Balances at December 31, 2013	$(10,279)	$1,078,549	$1,068,270

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY RESOURCES LLC

(SUBSIDIARY OF CLOUD PEAK ENERGY INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities
Net income	$58,898	$155,609	$201,221
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	100,523	94,575	87,127
Accretion	15,342	13,189	12,469
Earnings from unconsolidated affiliates	(535)	(1,556)	(1,801)
Distributions of income from unconsolidated affiliates	2,000	1,023	5,250
Deferred income taxes	17,487	34,224	18,778
Unrealized derivative income	(25,611)	(22,754)	(2,275)
Other	12,256	11,795	11,506
Changes in operating assets and liabilities:
Accounts receivable	1,874	18,632	(30,074)
Inventories, net	1,709	(9,077)	(6,452)
Due to or from related parties	(25,468)	(27,656)	(6,858)
Other assets	4,453	(4,817)	(1,908)
Accounts payable and accrued expenses	6,151	(21,330)	17,470
Asset retirement obligations	(1,075)	(5,632)	(7,506)
Settlement of derivatives	12,976	11,244	—
Net cash provided by operating activities	180,980	247,469	296,947
Investing activities
Acquisitions of Youngs Creek and CX Ranch coal and land assets	—	(300,377)	—
Purchases of property, plant and equipment	(46,780)	(53,550)	(108,733)
Cash paid for capitalized interest	(33,230)	(50,119)	(33,989)
Investments in marketable securities	(64,357)	(67,576)	(75,228)
Maturity and redemption of investments	64,011	62,463	—
Investment in development projects	(6,247)	(7,389)	—
Initial payment on federal coal leases	—	—	(69,407)
Return of restricted cash	—	71,244	110,972
Partnership escrow deposit	—	(4,470)	—
Partnership escrow return	4,468	—	—
Other	117	1,860	713
Net cash used in investing activities	(82,018)	(347,914)	(175,672)
Financing activities
Principal payments on federal coal leases	(63,191)	(102,198)	(54,630)
Payment of deferred financing fees	(1,039)	—	—
Other	(790)	(3,906)	(2,505)
Net cash used in financing activities	(65,020)	(106,104)	(57,135)

Net increase (decrease) in cash and cash equivalents	33,942	(206,549)	64,140
Cash and cash equivalents at beginning of period	197,691	404,240	340,100
Cash and cash equivalents at end of period	$231,633	$197,691	$404,240

Supplemental cash flow disclosures:
Interest paid	$69,252	$83,899	$62,792

Supplemental noncash investing and financing activities:
Non-cash interest capitalized	$3,994	$7,845	$16,092
Capital expenditures included in accounts payable	$1,957	$4,579	$10,893
Assets acquired under capital leases	$10,222	$—	$—
Obligations to acquire federal coal leases and other mineral rights	$—	$—	$224,658

The accompanying notes are an integral part of these consolidated financial statements.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization and Business

CPE Inc. is one of the largest producers of coal in the United States of America (“U.S.”) and the PRB, based on our 2013 coal sales.  We operate some of the safest mines in the coal industry.  According to MSHA data, in 2013, we had one of the lowest employee all injury incident rates among the largest U.S. coal producing companies.

We currently operate solely in the PRB, the lowest cost region of the major coal producing regions in the U.S., where we operate three wholly-owned surface coal mines, the Antelope mine, the Cordero Rojo mine and the Spring Creek mine.  We also have two major development projects, the Youngs Creek project and the Crow project and own a 50% non-operating interest in a fourth surface mine, the Decker mine. An October 2013 audit report related to the other 50% owner’s ultimate parent company stated that if planned funding or alternative sources of capital are not obtained, there exists a material uncertainty whether Ambre Energy Limited and its controlled entities would be able to continue as a going concern.

Our Antelope and Cordero Rojo mines are located in Wyoming and are two of the four largest coal mines in the U.S.  Our Spring Creek mine is located in Montana.  Our mines produce subbituminous thermal coal with low sulfur content, and we sell our coal primarily to domestic and foreign electric utilities.  We do not produce any metallurgical coal.  Thermal coal is primarily consumed by electric utilities and industrial consumers as fuel for electricity generation and steam output.  In 2013, the coal we produced generated approximately 4% of the electricity produced in the U.S.  As of December 31, 2013, we controlled approximately 1.2 billion tons of proven and probable reserves.

During 2012, we acquired rights to substantial undeveloped coal and complementary surface assets in the Northern PRB (“Youngs Creek project”).  In January 2013, we entered an option to lease agreement (“Option Agreement”) and a corresponding exploration agreement with the Crow Tribe of Indians, which were approved by the Department of the Interior on June 14, 2013.  This coal project (“Crow project”) is located on the Crow Indian Reservation in southeast Montana, near our Spring Creek mine and Youngs Creek project.  We are in the process of evaluating the development options for the Youngs Creek project and the Crow project, and believe that their proximity to the Spring Creek mine represents an opportunity to optimize our mine developments in the Northern PRB.  For purposes of this report, the term “Northern PRB” refers to the area within the PRB that lies within Montana and the northern part of Sheridan County, Wyoming.  Our Spring Creek mine, the Decker mine, the Youngs Creek project and the Crow project are located in the Northern PRB.

Since 2008, we have grown our sales of PRB coal into the Asian export market.  In 2013, our logistics business was the largest U.S. exporter of thermal coal into South Korea.  We continue to seek ways to increase our future export capacity through existing and proposed Pacific Northwest export terminals, including our option agreement with SSA Marine.  This throughput option agreement with SSA Marine provides us with an option for up to 16 million tonnes of capacity per year through the planned dry bulk cargo Gateway Pacific Terminal at Cherry Point in the State of Washington.  Our potential share of capacity will depend upon the ultimate capacity of the terminal and is subject to the terms of the option agreement.  The terminal will accommodate cape size vessels.  Our option is exercisable following the successful completion of the ongoing permit process for the terminal, which is uncertain.

For information regarding our revenue and long-lived assets by geographic area, as well as revenue from external customers, Adjusted EBITDA and total assets by segment, please see Note 22.

2.  Basis of Presentation

CPE Inc. conducts all of its business through CPE Resources and its subsidiaries.  CPE Inc.’s consolidated financial statements are substantially identical to CPE Resources’s financial statements, with the following exceptions:

•                        Tax agreement liability (see Note 10) and deferred tax assets relating thereto (see Note 17)

•                        Equity-based compensation (see Note 18)

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•                        Earnings per share (see Note 20)

•                        Parent company only financial information (see Note 23)

•                        Supplemental guarantor information (see Note 25)

Principles of Consolidation

We consolidate the accounts of entities in which we have a controlling financial interest under the voting control model.  We account for our 50% non-operating interest in Decker Coal Company (“Decker”) using the proportionate consolidation method, whereby our share of Decker’s assets, liabilities, revenue and expenses are included in our consolidated financial statements.  Investments in other entities that we do not control but have the ability to exercise significant influence over the investee’s operating and financial policies, are accounted for under the equity method.  The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”).  All intercompany balances and transactions have been eliminated in the consolidated financial statements.

Certain amounts have been reclassified to conform to current period presentations.  Due to the tabular presentation of rounded amounts, certain tables reflect insignificant rounding differences.

3.  Critical and Significant Accounting Policies

Use of Estimates

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods.  Significant estimates in these consolidated financial statements include allowances for inventory obsolescence, the calculation of mineral reserves, equity-based compensation expense, workers’ compensation claims, reserves for contingencies and litigation, useful lives of long-lived assets, postretirement employee benefit obligations, assumptions about the amount and timing of future cash flows and related discount rates used in determining asset retirement obligations (“AROs”) and in testing long-lived assets and goodwill for impairment, the recognition and measurement of income tax benefits and related deferred tax asset valuation allowances, assumptions about the timing of future cash flows used in determining the tax agreement liability, and the fair value of financial instruments.  Actual results could differ materially from those estimates.

Critical Accounting Policies

We consider certain accounting policies to be critical, as their application requires management’s judgment about the effects of matters that are inherently uncertain. Following is a discussion of the accounting policies we consider critical to our consolidated financial statements.

Revenue Recognition

We recognize revenue from a sale when persuasive evidence of an arrangement exists, the price is determinable, the product has been delivered, title has transferred to the customer and collection of the sales price is reasonably assured.

Coal sales revenue include sales to customers of coal produced at our facilities and coal purchased from other companies.  Coal sales are made to our customers under the terms of coal supply agreements, most of which have a term greater than one year.  Under the typical terms of these coal supply agreements, title and risk of loss transfer to the customer at the time the coal is shipped, which is the point at which revenue is recognized.  Certain contracts provide for title and risk of loss transfer at the point of destination, in which case revenue is recognized when it arrives at its destination.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Coal sales contracts typically contain coal quality specifications.  With coal quality specifications in place, the raw coal sold by us to the customer at the delivery point must be substantially free of magnetic material and other foreign material impurities, and crushed to a maximum size as set forth in the respective coal sales contract.  Prior to billing the customer, price adjustments are made based on quality standards that are specified in the coal sales contract, such as British thermal unit factor, moisture, ash, and sodium content and can result in either increases or decreases in the value of the coal shipped.

Transportation costs are included in cost of product sold, and amounts we bill to our customers for transportation are included in revenue.

Asset Retirement Obligations and Remediation Costs

We recognize liabilities for AROs at fair value where we have legal obligations associated with the retirement of long-lived assets.  We recognize AROs at the time the obligations are incurred.  Our AROs generally are incurred when a mine site is disturbed by mining activities and as the extent of disturbance increases.  AROs reflect costs associated with legally required mine reclamation and closure activities, including earthwork, vegetation, and demolition and are estimated based upon detailed engineering calculations of the amount and timing of the future cash spending for a third party to perform the required work.  Spending estimates are adjusted for estimated inflation and discounted at credit-adjusted, risk-free rates to arrive at a present value of estimated future reclamation costs.  The ARO amount is capitalized as part of the related mining property upon initial recognition and is included in depreciation and depletion expense using the units-of-production method based on proven and probable reserves.  As changes in estimates occur (such as changes in estimated costs or timing of reclamation activities resulting from mine plan revisions or new LBAs), the ARO liability and related asset are adjusted to reflect the updated estimates.  Increases in ARO liabilities resulting from the passage of time are recognized as accretion expense.  Other costs related to environmental remediation are charged to expense as incurred.  If a reduction of the ARO exceeds the carrying amount of the related asset retirement cost, the adjustment is recorded as a reduction of depletion expense.

Tax Agreement Liability

The actual amounts payable under the Tax Receivable Agreement are determined and paid annually, after CPE Inc. has filed its income tax returns for the prior year.  The annual payments are determined based on the difference between (i) CPE Inc.’s actual income tax liability for the prior year, which reflects the effects of the increase in tax basis that resulted from its acquisition of interests in CPE Resources, and (ii) a hypothetical calculation of CPE Inc.’s tax liability that assumes no such increase in tax basis.  The required annual payments are equal to 85% of the tax savings actually realized as a result of the tax basis increase.  Our estimate of the tax agreement liability is based on forecasts of our future income tax payments, with and without the tax basis increase, over the anticipated life of our mining operations and reclamation activities, assuming no additional coal reserves are acquired.  The assumptions used in our forecasts are consistent with assumptions used in determining the valuation allowance for our deferred tax assets and in other contemporaneous accounting measurements, such as our annual test of goodwill impairment.  We revise our estimated tax agreement liability annually in conjunction with our annual life-of-mine planning process, which typically takes place in the third quarter, or more frequently when there are significant changes in circumstances, such as the acquisition of additional coal reserves.  Future changes in our estimated tax agreement liability will be recognized in other expense in our consolidated statement of operations.  See Note 10 for more information about the Tax Agreement Liability.

Significant Accounting Policies

Cash and Cash Equivalents

We consider all highly-liquid investments with an original maturity of three months or less to be cash equivalents.  Money market funds that meet all qualifying criteria for a money market fund under the Investment Company Act of 1940 are considered to be cash equivalents.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Investments in Marketable Securities

Investments in marketable securities consist of highly-liquid, investment grade or better, instruments.  Investments in marketable securities are recognized on the balance sheet at fair value.  Changes in the fair value are recorded in “Other income (expense)” on the consolidated statements of operations each period using mark-to-market accounting.

Allowance for Doubtful Accounts Receivable

We determine an allowance for doubtful accounts based on the aging of accounts receivable, historical experience, and management judgment.  We write off accounts receivable against the allowance when we determine a balance is uncollectible and we no longer continue to actively pursue collection of the receivable.  Based on our assessment of the above criteria, there was no allowance for doubtful accounts at December 31, 2013 and 2012.

Inventories, Net

Materials and Supplies

We state materials and supplies at average cost.  We establish allowances for excess or obsolete materials and supplies inventory based on prior experience and estimates of future usage.

Coal Inventory

We state our coal inventory, which consists of coal stockpiles that may be sold in their current condition or may be further processed prior to shipment to a customer, at the lower of cost or net realizable value.  Net realizable value represents the estimated future sales price based on spot coal prices and prices under long-term contracts, less the estimated costs to complete production and bring the product to sale.  The cost of coal inventory reflects mining costs incurred up to the point of stockpiling the coal and includes labor, supplies, equipment, applicable operating overhead, and depreciation, depletion, and amortization related to mining operations.

Property, Plant and Equipment

Plant and Equipment

We state plant and equipment at cost, less accumulated depreciation.  Plant and equipment used in mining operations that are expected to remain in service for the life of the related mine are depreciated using the units-of-production method based on proven and probable reserves.  Depreciation of other plant and equipment is computed using the straight-line method over the following estimated useful lives:

Buildings and improvements	5 to 25 years
Machinery and equipment	3 to 20 years
Furniture and fixtures	3 years

Mineral Rights

Mineral rights include both proven and probable reserves and non-reserve coal deposits.  We state our mineral rights at cost, less accumulated depletion.  We compute depletion of mineral rights using the units-of-production method based on proven and probable reserves.  Non-reserve coal deposits are not depleted until they qualify as proven and probable reserves and the mining begins.  Mineral rights are included in property, plant and equipment, net.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon the award date of federal coal leases, pursuant to which payments are required to be paid in equal annual installments, we recognize an asset for the related mineral rights in property, plant and equipment and a corresponding liability for our future payment obligations in current and non-current liabilities.  The amount recognized as an asset is the sum of the initial installment due at the effective date of the lease and the amount recognized in current and non-current liabilities, which reflects the present value of the remaining installments.  We determine the present value of the remaining installments using an estimate of the credit-adjusted, risk-free rates that reflects our credit rating.  Interest is recognized over the term of the lease based on the imputed interest rate that was used to determine the initial current and non-current liabilities amount on the effective date.  Such interest may be capitalized while activities are in progress to prepare the acquired coal reserves for mining.

Imputed interest on federal coal leases for the years ended December 31 was as follows (in thousands):

	2013	2012	2011
Imputed interest	$13,212	$20,406	$19,619

Land and Surface Rights

We purchase surface lands in order to gain access to our mineral rights.  Land is typically acquired for amounts greater than its fair value as a result of the value of the coal beneath it.  The value of the land is determined based on published agricultural values and is not depleted.  The value of the surface rights is the amount paid in excess of the published agricultural value and is depleted over the useful life of the respective land parcel.  Both land and surface rights are included in land and land improvements in property, plant and equipment, net.

Capitalization of Interest

We capitalize interest costs on accumulated expenditures incurred in preparing capital projects for their intended use.

Mine Development Costs

We capitalize costs of developing new mines where proven and probable reserves exist.  We amortize mine development costs using the units-of-production method based on proven and probable reserves that are associated with the property being developed.  Costs may include construction permits and licenses; mine design; construction of access roads, slopes and main entries; and removing overburden and waste materials to access the coal ore body in a new pit prior to the production phase, which commences when saleable coal, beyond a de minimis amount, is produced.  Where multiple pits exist at a mining operation, overburden removal costs are capitalized if such costs are for the development of a new area that is separate and distinct from the existing production phase mines.  Overburden removal costs that relate to the enlargement of an existing pit are expensed as incurred.  Overburden removal costs incurred during the production phase are included as a cost of inventory to be recognized in cost of product sold in the same period as the revenue from the sale of inventory.  Additionally, mine development costs include the costs associated with AROs.  Mine development costs are included in land, improvements, and mineral rights in property, plant and equipment, net.

Repairs and Maintenance

We capitalize costs associated with major renewals and improvements.  Expenditures to replace or completely rebuild major components of major equipment, which are required at predictable intervals to maintain asset life or performance, are capitalized.  These major components are capitalized separately from the major equipment and depreciated according to their own estimated useful life, rather than the estimated useful life of the major equipment.  All other costs of repairs and maintenance are charged to expense as incurred.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Exploration Costs

We expense all direct costs incurred in identifying new resources and in converting resources to reserves at development and production stage projects.  Exploration costs are included in cost of product sold and consisted of the following for the years ended December 31 (in thousands):

	2013	2012	2011
Exploration Costs	$2,409	$1,671	$484

Impairment

We evaluate the recoverability of our long-lived assets when events or changes in circumstances indicate that the carrying amount of property, plant and equipment may not be recovered over its remaining service life.  An asset impairment charge is recognized when the sum of estimated future cash flows associated with the operation and disposal of the asset, on an undiscounted basis, is less than the carrying amount of the asset.  An impairment charge is measured as the amount by which the carrying amount of the asset exceeds its fair value.  Fair value is measured using discounted cash flows based on estimates of coal reserves, coal prices, operating expenses, and capital costs or by reference to observable comparable transaction or replacement cost data.

Goodwill

We assess the carrying amount of goodwill for impairment annually during the fourth quarter, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  We assess goodwill for possible impairment using a two-step method in which we compare the carrying amount of each reporting unit to its fair value.  If the carrying amount of a reporting unit exceeds its fair value, we perform an analysis to determine the fair values of the assets and liabilities of the reporting unit to determine whether the implied goodwill of that reporting unit has been impaired.  We determine the fair value of our reporting units utilizing estimated future discounted cash flows based on estimates of proven and probable reserves, coal prices, and operating and equipment costs, consistent with assumptions that we believe marketplace participants would use in their estimates of fair value.  No impairments have been recognized for the years ended December 31, 2013, 2012, and 2011.  There have been no changes in the carrying amount of our goodwill, and there are no accumulated impairment losses.  The entire carrying amount of goodwill is included in our Owned and Operated Mines segment.

Derivative Financial Instruments

We are exposed to various types of risk in the normal course of business, including fluctuations in the price at which we are able to sell our coal in the future and the price we are able to purchase diesel fuel used in our operations.  We seek to mitigate some of the volatility of these fluctuations by using derivative financial instruments.  We recognize all derivative financial instruments as assets or liabilities at their respective fair value in the consolidated balance sheets.  All derivative financial instruments are included in current assets or liabilities as we have the ability to settle the positions at any time.  Gains or losses from changes in the fair value of derivative financial instruments are recognized immediately in the consolidated statements of operations in operating income.  Assets and liabilities with the same counterparty, where right of offset is allowed, are recorded on a net basis on the balance sheets.

Our derivative financial instruments do not qualify for hedge accounting; therefore, changes in the fair value of the derivative financial instruments are recorded in “Derivative financial instruments” on the consolidated statements of operations each period using mark-to-market accounting.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Offsetting Assets and Liabilities

In December 2011, the FASB issued ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. In January 2013, the FASB issued ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2011-11, as clarified by ASU 2013-01, requires an entity to disclose information about offsetting and related arrangements to enable users of financial statements to understand the effect of those arrangements on its financial position, and to allow investors to better compare financial statements prepared under U.S. GAAP with financial statements prepared under International Financial Reporting Standards (“IFRS”). The new standards are effective for annual periods beginning January 1, 2013 and interim periods within those annual periods. Retrospective application is required.  As this accounting standard only requires enhanced disclosure, which is included in Note 6, the adoption of this standard did not impact our financial position or results of operations.

Fair Value of Financial Instruments

Our financial instruments included cash equivalents, accounts receivable, amounts due from related parties, accounts payable, and certain current liabilities.  Due to the short-term nature of these instruments, we believe that their carrying amounts approximated fair value.

As of December 31, 2013 and 2012, we held certain cash equivalents, investments in marketable securities, and derivative financial instruments that we reported on our balance sheet at fair value.  We categorize assets and liabilities measured at fair value based on the observability of the inputs utilized in the valuation.  See Notes 6 and 5.

Pensions and Other Postretirement Benefits

Our employees participate in defined contribution retirement plans, which require us to make contributions based on a percentage of compensation or to match employee contributions, subject to limitations.  We recognize compensation expense for our required contributions as incurred.

Our postretirement medical plan provides retiree medical benefits for our employees.  We account for postretirement benefits other than pensions by accruing the costs of benefits to be provided over the employees’ period of active service.  These costs are determined on an actuarial basis.

Decker employees participate in a defined benefit retirement plan sponsored by Decker, which is accounted for in accordance with U.S. GAAP requirements for defined benefit pension plans.

Income Taxes

We account for income taxes using a balance sheet approach in accordance with U.S. GAAP.  Deferred income taxes are provided for temporary differences arising from differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates expected to be in effect when the related taxes are expected to be paid or recovered.  A valuation allowance is established if it is more likely than not that a deferred tax asset will not be realized.  In determining the appropriate valuation allowance, we consider projected realization of tax benefits based on expected levels of future taxable income, available tax planning strategies, and our overall deferred tax position.  We recognize the benefit of uncertain tax positions at the greatest amount that is determined to be more likely than not of being realized.  Interest and penalties related to income tax matters are included in income tax expense in the consolidated statements of operations.

During the year ended December 31, 2013, the Department of the Treasury finalized guidance regarding the deduction and capitalization of expenditures related to tangible property.  The regulations became effective on January 1, 2014 with optional early adoption.  We are currently evaluating the provisions of the final regulations and assessing the impact, if any, they may have on our financial position and results of operations.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Non-Income Based Taxes and Royalties

We are subject to certain production, severance, and extraction taxes and royalties that are charged based on a percentage of coal production or coal sales.  The taxes and royalties are paid to federal, state and local governments or to private parties based on legally established methodologies, rates, and timeframes.

Other Comprehensive Income

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.  This guidance requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This guidance is effective prospectively for annual and interim periods beginning January 1, 2013. As this accounting standard only requires enhanced disclosure, which is included in Note 19, the adoption of this standard did not impact our financial position or results of operations.

Equity-Based Compensation

We measure the cost of equity-based employee compensation based on the fair value of the award and recognize that cost over the period during which the recipient is required to provide services in exchange for the award, typically the vesting period.  For equity awards, compensation cost is measured based on grant-date fair value of the award.  The fair value of certain equity-based payment awards is estimated using a Black-Scholes option valuation model.  Our policy is to issue new shares upon the exercise of stock options or conversion of stock units.

Earnings per Share

We compute basic earnings per share by dividing net income by the weighted-average number of common stock outstanding during the period.  Diluted earnings per share is computed using the weighted-average number of shares of common and potential dilutive common stock outstanding during the period.  We apply the treasury stock method to determine potential dilutive common shares related to our stock options and non-vested stock awards.

Accrued Liabilities

Contingent Liabilities

We account for contingent liabilities related to litigation, claims, and assessments based on the specific facts and circumstances and our experience with similar matters.  We record our best estimate of a loss when the loss is considered probable and the amount of loss is reasonably estimable.  When a loss is probable and there is a range of the estimated loss with no best estimate in the range, we record our estimate of the minimum liability.  As additional information becomes available, we revise our estimates as appropriate.

Workers’ Compensation

For our employees in Wyoming, workers’ compensation insurance is provided through a state funded program.  We contribute to this program by applying the rate assessed by the state to gross payroll for the applicable employees, which is adjusted prospectively based on our workers’ compensation historical incident rating.  In exchange for a reduced rate, we assume liability for the first $100,000 of each claim.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For our employees in Colorado and Montana, workers’ compensation insurance is provided under a large-deductible workers’ compensation program, which provides full coverage for any workers’ compensation losses in excess of $250,000 per incident.  Our liability related to the large deductible is recorded on the balance sheet using a fully developed actuarial estimate.  During 2012, we were approved by the Department of Labor as a self-insured employer for federal black lung liabilities.  We fund these liabilities through two black lung trusts, but would be required to pay any claims in excess of the amounts in the trusts.

4.  Inventories

Inventories, net, consisted of the following at December 31 (in thousands):

	2013	2012
Materials and supplies	$77,748	$76,989
Less: Obsolescence allowance	(1,011)	(834)
Material and supplies, net	76,737	76,155
Coal inventory	3,406	5,519
Inventories, net	$80,144	$81,675

5.  Fair Value of Financial Instruments

We use a three-level fair value hierarchy that categorizes assets and liabilities measured at fair value based on the observability of the inputs utilized in the valuation.  The levels of the hierarchy, as defined below, give the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

•                              Level 1 is defined as observable inputs such as quoted prices in active markets for identical assets.  Our Level 1 assets currently include money market funds.

•                              Level 2 is defined as observable inputs other than Level 1 prices.  These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.  Our Level 2 assets and liabilities currently include investments in marketable securities, primarily asset-backed securities, and derivative financial instruments with fair values derived from quoted prices in over-the-counter markets or from prices received from direct broker quotes.

•                              Level 3 is defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.  We have no Level 3 investments as of December 31, 2013 or 2012.

The tables below set forth, by level, our financial assets and liabilities that are recorded at fair value in the accompanying condensed consolidated balance sheets (in thousands):

	Fair Value at December 31, 2013
Description	Level 1	Level 2	Total
Assets
Money market funds(1)	$140,438	$—	$140,438
Derivative financial instruments	$—	$26,420	$26,420
Investments in marketable securities	$—	$80,687	$80,687

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Fair Value at December 31, 2012
Description	Level 1	Level 2	Total
Assets
Money market funds(1)	$145,422	$—	$145,422
Derivative financial instruments	$—	$13,785	$13,785
Investments in marketable securities	$—	$80,341	$80,341

(1)                                 Included in cash and cash equivalents in the consolidated balance sheets along with $91.2 million and $52.3 million of demand deposits at December 31, 2013 and 2012, respectively.

We did not have any transfers between levels during the years ended December 31, 2013 and 2012.  Our policy is to value all transfers between levels using the beginning of period valuation.

6.  Derivatives

Coal Contracts

We use international coal forward contracts linked to forward Newcastle coal prices to help manage our exposure to variability in future international coal prices.  We use domestic coal futures contracts referenced to the 8800 Btu coal price sold from the PRB, as quoted on the Chicago Mercantile Exchange, to help manage our exposure to market changes in domestic coal prices. At December 31, 2013, we held coal derivative positions that are expected to settle in the following years (in thousands):

	2014	2015	2016	Total
International Coal Forward Contracts
Notional amount (tons)	1,488	344	132	1,964
Net asset position	$16,308	$7,416	$2,638	$26,362

Domestic Coal Futures Contracts
Notional amount (tons)	810	2,100	—	2,910

Amounts due to us or to the exchange as a result of changes in the market price of our open domestic coal futures contracts and to fulfill margin requirements are received or paid through our brokerage bank on a daily basis; therefore, there is no asset or liability on the consolidated balance sheets.

WTI Collars

We use costless collars to help manage our exposure to market changes in diesel fuel prices.  The collars are indexed to the West Texas Intermediate (“WTI”) crude oil price as quoted on the New York Mercantile Exchange.  As such, the nature of the collar does not directly offset market changes to our diesel costs.  Under a collar agreement, we pay the difference between the monthly average index price and a floor price if the index price is below the floor, and we receive the difference between the ceiling price and the monthly average index price if the index price is above the ceiling price.  No amounts are paid or received if the index price is between the floor and ceiling prices.  While we would not receive the full benefit of extreme price decreases, the collars mitigate the risk of extreme crude oil price increases and thereby increased diesel costs that would otherwise have a negative impact on our cash flow.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2013, we held the following WTI collars (in thousands except per barrel amounts):

Settlement	Notional	Weighted-Average per Barrel
Period	Amount	Floor	Ceiling
	(barrels)
2014	579	$71.41	$112.43

Offsetting and Balance Sheet Presentation

	December 31, 2013
	Gross Amounts of Recognized		Gross Amounts Offset in the Consolidated Balance Sheet		Net Amounts Presented in the Consolidated Balance Sheet
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

International coal forward contracts	$26,712	$(349)	$(349)	$349	$26,362	$—
WTI collars	58	—	—	—	58	—
Total	$26,770	$(349)	$(349)	$349	$26,420	$—

	December 31, 2012
	Gross Amounts of Recognized		Gross Amounts Offset in the Consolidated Balance Sheet		Net Amounts Presented in the Consolidated Balance Sheet
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities

International coal forward contracts	$13,677	$(30)	$(30)	$30	$13,647	$—
WTI collars	138	—	—	—	138	—
Total	$13,815	$(30)	$(30)	$30	$13,785	$—

Net amounts of international coal forward contracts and WTI collar assets are included in the Derivative financial instruments line in the consolidated balance sheets.  Net amounts of WTI collar liabilities are included in other current liabilities in the consolidated balance sheets.  There were no cash collateral requirements at December 31, 2013 or 2012.

Derivative Gains and Losses

Derivative mark-to-market (gains) and losses recognized in the consolidated statement of operations and comprehensive income were as follows (in thousands):

	Year Ended
	December 31,
	2013	2012	2011
International coal forward contracts	$(25,952)	$(22,616)	$(2,275)
Domestic coal futures contracts	260	—	—
WTI collars	81	(138)	—
Total	$(25,611)	$(22,754)	$(2,275)

See Note 5 for a discussion related to the fair value of derivative financial instruments.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  Property, Plant and Equipment

Property, plant and equipment, net consisted of the following at December 31 (in thousands):

	2013	2012
Land, surface rights, and mineral rights(1)	$1,718,481	$1,699,148
Mining equipment	880,012	843,262
Construction in progress	13,804	18,277
Other equipment	67,402	65,588
Buildings and improvements	71,637	71,422
Total	2,751,337	2,697,698
Less: accumulated depreciation and depletion	(1,097,322)	(1,019,404)
Property, plant and equipment, net	$1,654,014	$1,678,294

(1)                                 Includes mineral rights of $735.6 million and $963.1 million at December 31, 2013 and 2012, respectively, attributable to areas where we were not yet engaged in mining operations and, therefore, the mineral rights were not being depleted.

During the years ended December 31, interest costs capitalized on mine development and construction projects totaled the following (in thousands):

	2013	2012	2011
Interest costs capitalized	$29,378	$41,975	$44,883

8.  Asset Acquisitions

On June 29, 2012, we completed our acquisition of the Youngs Creek Mining Company, LLC project joint venture and other related coal and surface assets, including CX Ranch, from Chevron U.S.A. Inc. (“Chevron”) and CONSOL Energy Inc. (“CONSOL”) for $300 million.  The acquisition expands our mineral assets to serve the domestic and international markets.  This was an asset acquisition.  The full amount of the consideration paid is recorded within the land, surface rights, and mineral rights line item of property, plant, and equipment.  We utilized available cash on hand to fund the acquisition.

Future development timing and production levels are expected to depend largely on the availability of additional export terminal capacity on the West Coast and continued strong Asian demand for PRB thermal coal.

Securities and Exchange Commission Industry Guide 7 provides guidance for economic modeling to support classification of coal assets as proven and probable reserves.  The completion of such a model for the Youngs Creek project will require additional exploration and assessment of market factors to support a definitive mine plan for the development of the property.  At present, there are a number of alternatives we are considering with respect to the development of this property.  Consequently, we are unable to complete a definitive mine plan for the property at this time.  As a result, we are not able to classify the mineral rights as proven and probable reserves; we are not in a position to reasonably estimate any additional taxable income attributable to the development and operation of a mine; and no update was made to the tax agreement liability during the twelve months ended December 31, 2013 and 2012 relating to this acquisition (see Note 10).  We will continue to evaluate the many development options for these assets and expect to update our proven and probable reserves and the tax agreement liability when definitive mine plans are sufficiently advanced.

As the Youngs Creek project is an undeveloped, greenfield surface mine project, there is no revenue or income related to the acquired properties.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.  Equity Method Investments

Equity method investments include our 50% equity investment in Venture Fuels Partnership, a coal marketing company, and are included in other noncurrent assets and have a carrying amount of the following at December 31 (in thousands):

	2013	2012
Equity method investments	$7,203	$8,367

During the years ended December 31, 2013, 2012, and 2011, we recognized $0.8 million, $2.4 million, and $2.8 million in pre-tax income and received $2.0 million, $1.0 million, and $5.3 million in distributions, respectively, related to our investment in Venture Fuels Partnership.

10. Tax Agreement Liability (CPE Inc. only)

In connection with the initial public offering (“IPO”), CPE Inc. entered into a Tax Receivable Agreement with Rio Tinto Energy America Inc. (“Rio Tinto”), our former parent, and recognized a liability for the undiscounted amounts that CPE Inc. estimated will be paid to Rio Tinto under this agreement.  The amounts to be paid will be determined based on an annual calculation of future income tax savings that CPE Inc. actually realizes as a result of the tax basis increase that resulted from the IPO and Secondary Offering transactions. Generally, CPE Inc. retains 15% of the realized tax savings generated from the tax basis step-up and Rio Tinto is entitled to the remaining 85%.  CPE Inc. adjusts the estimated liability to reflect updated forecasts of future taxable income, no less than annually, and these adjustments, which could be significant, are reflected in CPE Inc.’s operating results. The estimated liability is based on forecasts of future taxable income over the anticipated life of the mining operations and reclamation activities, assuming no additional proven and probable coal reserves are acquired. The assumptions reflected in CPE Inc.’s estimates involve significant judgment and are subject to substantial uncertainty about future business operations. As such, the actual amount and timing of payments that are required to be made under the Tax Receivable Agreement could differ materially from our estimates.

The following table summarizes tax agreement liability activity during the years ended December 31 (in thousands):

	2013	2012	2011
Beginning balance	$116,538	$170,636	$190,111
Changes for the three months ended June 30	—	—	42,733
Changes for the three months ended September 30	10,515	(29,000)	(52,799)
Payments made	(23,459)	(25,098)	(9,409)
Ending balance	103,594	116,538	170,636
Less current portion	13,504	19,485	19,113
Long-term tax agreement liability	$90,091	$97,053	$151,523

During each of the three months ended September 30, 2013, 2012, and 2011, CPE Inc. completed its annual updates of its most recent operating plans, inclusive of market and cash cost forecasts, and calculation of the resulting amount and timing of estimated future taxable income.  The update to the operating plan in 2013 indicated an increase in the future tax value expected to be received resulting in an increase in the liability due to Rio Tinto and a charge to non-operating income for the year ended December 31, 2013.  The updates to the operating plans in 2012 and 2011 indicated the future tax value expected to be received declined; therefore, there was a decrease in the liability resulting in a benefit to non-operating income for the years ended December 31, 2012 and 2011.  Related adjustments to the net value of deferred tax assets are recorded through income tax expense.

During the three months ended September 30, 2011, CPE Inc. completed its final determinations of its increased tax basis in CPE Resources’s assets recorded as a result of the Secondary Offering transaction.  This final

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

determination reduced the amount CPE Inc. expected to owe on the tax agreement liability and the net impact of this adjustment was recognized in equity.  In addition, during the three months ended June 30, 2011, the successful bids for the West Antelope II North and South coal tracts were considered triggering events for updating our estimates of the tax agreement liability.  This resulted in an increase in the estimated future liability and a charge to non-operating income.

The coal acquired as part of the Youngs Creek project, as discussed in Note 8, is not classified as proven and probable reserves at December 31, 2013; therefore, no adjustment was made to the tax agreement liability for this coal asset acquisition as we are unable to make a reasonable estimate of the expected additional taxable income resulting from the development of these assets until definitive mine plans are sufficiently advanced.  The tax agreement liability will be adjusted in the period when sufficient certainty is achieved for Youngs Creek project coal classification as proven and probable reserves.

The assumptions used in CPE Inc.’s forecasts are subject to substantial uncertainty about future business operations and the actual amount and timing of payments that are required to be made on the tax agreement liability could differ materially from our estimates.  Based on our current estimates, CPE Inc. is expected to make payments of approximately $14 million each year in 2014 and 2015 and additional payments in subsequent years.  CPE Inc. is obligated to make these payments in accordance with the Tax Receivable Agreement and expects to obtain funding for these payments by causing CPE Resources to distribute cash to CPE Inc.  CPE Inc.’s payments under this agreement would be greater if CPE Resources generates taxable income significantly in excess of its current estimated future taxable income over the anticipated life of its mines; for example, if CPE Resources’s proven and probable coal reserves increase beyond its existing tonnage and, as a result, CPE Inc. realizes the full tax benefit of such increased tax bases (or an increased portion thereof).  Required payments under this agreement also may increase or become accelerated as a result of certain asset transfers outside the ordinary course of business, a change in control of CPE Resources, or a default by CPE Inc.

11.  Senior Notes

On November 25, 2009, CPE Resources and its wholly-owned subsidiary, Cloud Peak Energy Finance Corp., issued the 8.25% Senior Notes due 2017 (“2017 Notes”) and the 8.50% Senior Notes due 2019 (“2019 Notes”), which we refer to collectively as the “senior notes,” in accordance with Rule 144A of the Securities Act of 1933, as amended.  There are no mandatory redemption or sinking fund payments for the senior notes and interest payments are due semi-annually on June 15 and December 15, which commenced on June 15, 2010.  Subject to certain limitations, we may redeem the 2017 Notes by paying specified redemption prices in excess of their principal amount prior to December 15, 2015, or by paying their principal amount thereafter.  Similarly, we may redeem the 2019 Notes by paying specified redemption prices in excess of their principal amount prior to December 15, 2017, or by paying their principal amount thereafter.

Senior notes consisted of the following at December 31 (in thousands):

	2013			2012
	Principal	Carrying Value	Fair Value(1)	Principal	Carrying Value	Fair Value
8.25% Senior Notes due 2017, net of unamortized discount	$300,000	$298,727	$313,125	$300,000	$298,471	$329,418

8.50% Senior Notes due 2019, net of unamortized discount	300,000	298,248	325,500	300,000	298,035	332,700
Total long-term debt	$600,000	$596,974	$638,625	$600,000	$596,506	$662,118

(1)                                 The fair value of the senior notes was based on observable market inputs, which are considered Level 2 in the fair value hierarchy.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Debt issuance costs of approximately $14.2 million were incurred in connection with the issuance of the senior notes.  These costs were deferred and are being amortized to interest expense over the respective terms of the senior notes using the effective interest method.  Unamortized debt issuance costs included in noncurrent other assets totaled the following at December 31 (in thousands):

	2013	2012
Unamortized debt issuance costs	$8,922	$10,325

The senior notes are jointly and severally guaranteed by all of our existing and future restricted subsidiaries that guarantee our debt under our credit facility.  See Note 13.  Substantially all of our consolidated subsidiaries, excluding Decker in which CPE Resources holds a 50% non-operating interest, are considered to be restricted subsidiaries and guarantee the senior notes.

The indenture governing the senior notes, among other things, limits our ability and the ability of our restricted subsidiaries to incur additional indebtedness and issue preferred equity; pay dividends or distributions; repurchase equity or repay subordinated indebtedness; make investments or certain other restricted payments; create liens; sell assets; enter into agreements that restrict dividends, distributions, or other payments from restricted subsidiaries; enter into transactions with affiliates; and consolidate, merge, or transfer all or substantially all of their assets and the assets of their restricted subsidiaries on a combined basis.

Upon the occurrence of certain transactions constituting a “change in control” as defined in the indenture, holders of our notes could require us to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Future Maturities

Aggregate future maturities of long-term debt as of December 31, 2013 are as follows (in thousands):

2017	$300,000
2019	300,000
Less discount on senior notes	(3,026)
Total long-term debt	$596,974

12.  Federal Coal Lease Obligations

At December 31, federal coal lease obligations comprise (in thousands):

	2013	2012
Federal coal lease obligations, current	$58,958	$63,191
Federal coal lease obligations, noncurrent	63,970	122,928
Total federal coal lease obligations	$122,928	$186,119

Our federal coal leases, as reflected in the consolidated balance sheets, consist of discounted obligations payable to the Bureau of Land Management of the U.S. Department of the Interior (the “BLM”).

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, we have federal coal lease payments, as follows (in thousands):

		Imputed	2013		2012
	Annual	Interest	Carrying	Fair	Carrying	Fair
Payment Dates	Payment	Rate	Value	Value (1)	Value	Value
May 1, 2009 — 2013	$9,620	8.70%	—	—	8,852	9,532
July 1, 2011 — 2015	$59,545	8.50%	105,460	116,664	152,078	171,075
September 1, 2011 — 2015	$9,862	8.50%	17,467	19,255	25,189	28,196
			$122,928	$135,919	$186,119	$208,803

(1)                                 The fair value of estimates for federal coal lease obligations were determined by discounting the remaining lease payments using a current estimate of the credit-adjusted, risk-free rate based on our current credit rating, which are considered Level 2 in the fair value hierarchy.

Future payments on federal coal leases are as follows (in millions):

Year Ended December 31,
2014	69,407
2015	69,407
Total	138,814
Less: imputed interest	15,886
Total principal payments	122,928
Less: current portion	58,958
Long-term federal coal leases payable	$63,970

13.  Other Obligations

Capital Equipment Lease Obligations

During the year ended December 31, 2013, we entered into capital leases on equipment under various lease schedules, which are subject to the master lease agreement, and are pre-payable at our option.  Interest on the leases is based on the one-month LIBOR plus 1.95% for a current rate of 2.11% as of December 31, 2013.  The gross value of property, plant and equipment under capital leases was $10.2 million as of December 31, 2013 and related primarily to the leasing of mining equipment. The accumulated depreciation for these items was $0.7 million at December 31, 2013, and changes thereto have been included in depreciation, depletion and amortization in the consolidated statements of operations.  Due to the variable nature of the imputed interest, fair value is equal to carrying value.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future payments on capital equipment lease obligations are as follows (in thousands):

Year Ended December 31,
2014	$1,646
2015	1,615
2016	1,584
2017	1,553
2018	1,522
Thereafter	2,166
Total	10,085
Less: interest	653
Total principal payments	9,432
Less: current portion	1,460
Capital equipment lease obligations, net of current portion	$7,972

Accounts Receivable Securitization

On February 11, 2013, we executed an Accounts Receivable Securitization Facility (“A/R Securitization Program”) with a committed capacity of up to $75 million.  CPE Resources and certain of our subsidiaries are parties to the A/R Securitization Program.  In January 2013, we formed CPE Receivables LLC (the “SPE”), a special purpose, bankruptcy-remote wholly-owned subsidiary, to purchase, subject to certain exclusions, in a true sale, trade receivables generated by certain of our subsidiaries without recourse (other than customary indemnification obligations for breaches of specific representations and warranties), and then transfer undivided interests in up to $75 million of those accounts receivable to a financial institution for cash borrowings for our ultimate benefit.  The total borrowings are limited by eligible accounts receivable, as defined under the terms of the A/R Securitization Program.  At December 31, 2013, the A/R Securitization Program would have allowed for $40.2 million of borrowing capacity.  There were no borrowings from the A/R Securitization Program at December 31, 2013.  The SPE is consolidated into our financial statements.

Senior Secured Revolving Credit Facility

At December 31, 2013, we were a party to the Amended and Restated Credit Agreement (the “Amended Credit Agreement”).  In January 2014, we announced a planned refinancing of our senior secured revolving credit facility.  Subject to closing, we expect the refinancing will extend the maturity and relax certain financial covenants that will increase our available liquidity.  The refinancing is subject to our ability to enter into definitive documents with the syndicate of banks and other closing conditions.  We expect to complete the refinancing in the first quarter of 2014.

On June 3, 2011, CPE Resources entered into an Amended and Restated Credit Agreement, which establishes a commitment to provide us with a $500 million senior secured revolving credit facility, which can be used to borrow funds or issue letters of credit.  Subject to the satisfaction of certain conditions, we are able to elect to increase the size of the revolving credit facility and/or request the addition of one or more new tranches of term loans in a combined amount of up to $200 million.  Our obligations under the credit facility are secured by substantially all of CPE Resources’s assets and substantially all of the assets of certain of CPE Resources’s subsidiaries, subject to certain permitted liens and customary exceptions for similar coal financings.  Our obligations under the credit facility are also supported by a guarantee by CPE Resources’s domestic restricted subsidiaries.  The credit facility is scheduled to mature on June 3, 2016.  As of December 31, 2013, no letters of credit and no cash borrowings were outstanding under the credit facility, and we were in compliance with the covenants contained in our Amended Credit Agreement.

Loans under the credit facility bear interest at the London Interbank Offered Rate (“LIBOR”) plus an applicable margin of between 1.75% and 2.50%, depending on CPE Resources’s leverage ratio.  We are required to pay the lenders a commitment fee between 0.25% and 0.50% per year, depending on CPE Resources’s leverage ratio, on the unused amount of the credit facility.  Letters of credit issued under the credit facility, unless drawn upon, incur a per annum fee from the date at which they are issued between 1.75% and 2.50% (2.50% at December

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

31, 2013) depending on CPE Resources’s leverage ratio.  Letters of credit that are drawn upon are convertible to loans. In addition, in connection with the issuance of a letter of credit, we are required to pay the issuing bank a fronting fee of 0.25% per annum.

The Amended Credit Agreement contains financial covenants based on EBITDA (which is defined in the Amended Credit Agreement, and is not the same as EBITDA or Adjusted EBITDA otherwise presented) requiring us to maintain defined minimum levels of interest coverage and providing for a limitation on our leverage ratio.  Specifically, the Amended Credit Agreement requires us to maintain (a) a ratio of trailing twelve months EBITDA to consolidated net cash interest expense equal to or greater than 2.75 to 1 (“Interest Ratio”), and (b) a ratio of funded debt to trailing twelve months EBITDA equal to or less than 3.50 to 1 (“Leverage Ratio”).  Our federal coal lease obligations are not considered debt under our covenant calculations.

Based on the Leverage Ratio, our aggregate borrowing capacity under the Amended Credit Agreement and the A/R Securitization Program was approximately $169 million at December 31, 2013.

Total lender fees and costs of $18.1 million were incurred in connection with the execution of the original credit facility and related amendments.  The aggregate deferred financing costs are being amortized on a straight-line basis to interest expense over the five-year term of the Amended Credit Agreement.

Unamortized fees and costs were included in noncurrent other assets and totaled the following at December 31 (in thousands):

	2013	2012
Unamortized debt issuance costs	$5,440	$7,684

The Amended Credit Agreement also requires us to comply with non-financial covenants that restrict certain corporate activities.  These covenants include restrictions on our ability to incur additional debt and pay dividends, among other restrictive covenants.  The Amended Credit Agreement also contains customary events of default with customary grace periods and thresholds.  Our ability to access the available funds under the credit facility would be impaired in the event that we do not comply with the covenant requirements or if we default on our obligations under the Amended Credit Agreement.  At December 31, 2013, we were in compliance with the covenants contained in our Amended Credit Agreement.

Under the Amended Credit Agreement, the subsidiaries of CPE Inc. are permitted to make distributions to CPE Inc. to enable it to pay federal, state and local income and certain other taxes it incurs that are attributable to the business and operations of its subsidiaries and to enable CPE Inc. to pay amounts on the tax agreement liability.  In addition, as long as no default under the Amended Credit Agreement exists, the subsidiaries of CPE Inc. can also make annual distributions to CPE Inc. to fund dividends or repurchases of CPE Inc.’s stock and additional distributions in accordance with certain distribution limits in the Amended Credit Agreement.  Finally, the subsidiaries of CPE Inc. can make loans to CPE Inc. subject to certain limitations in the Amended Credit Agreement.

Other

Other long-term obligations consist of obligations incurred in connection with the acquisitions of land and mineral rights.  At December 31, we had the following purchase obligations with parties other than the BLM (in thousands):

	2013	2012
Purchase obligations, total	$966	$2,661
Interest rate	6%	6% - 8%

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of other long-term obligations approximated its carrying amount at December 31, 2013 and 2012.

Interest expense under financing arrangements, net of amounts capitalized, for the years ended December 31 totaled (in thousands):

	2013	2012	2011
Interest expense	$41,665	$36,327	$33,866

14.  Asset Retirement Obligations

Changes in the carrying amount of our AROs were as follows (in thousands):

	2013	2012
Balance at January 1	$240,634	$199,633
Accretion expense	15,342	13,189
Revisions to estimated cash flows	(7,572)	33,444
Payments	(1,075)	(5,632)
Balance at December 31	247,329	240,634
Less: current portion	(1,248)	(1,643)
Asset retirement obligation, net of current portion	$246,081	$238,991

The above amounts exclude $7.4 million and $8.6 million of concurrent reclamation for the years ended December 31, 2013 and 2012, respectively.

Revisions to estimated future reclamation cash flows reflect our regular updates to our estimated costs of closure activities throughout the lives of the respective mines and reflect changes in estimates of closure volumes, disturbed acreages, the timing of the reclamation activities, and third-party unit costs as of December 31, 2013.

15.  Employee Benefit Plans

Our consolidated statements of operations include expenses in connection with employee benefit plans, as follows for the years ended December 31 (in thousands):

	2013	2012	2011
Cloud Peak Energy defined contribution retirement plans	$13,495	$12,550	$12,496
Cloud Peak Energy retiree medical plan	8,399	7,212	5,602
	21,894	19,762	18,098

Decker pension plan	1,248	889	672
Total	$23,142	$20,651	$18,770

Cloud Peak Energy Defined Contribution Retirement Plans

We sponsor two defined contribution plans to assist eligible employees in providing for retirement.  Our employees may elect to contribute a portion of their salary on a pre- or post-tax basis to their accounts.  We match all employee contributions up to 6% of eligible compensation.  We also contribute an additional 6% of eligible compensation to employee accounts under one of the plans.  All contributions are fully vested at the date of contribution. Total contributions for the years ended December 31 are as follows (in thousands):

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2013	2012	2011
Contributions	$13,495	$12,550	$12,496

Cloud Peak Energy Retiree Medical Plan

We provide certain postretirement medical coverage for eligible employees (the “Retiree Medical Plan”).  Employees who are 55 years old and have completed ten years of service with us generally are entitled to receive benefits under the Retiree Medical Plan, except for employees who were eligible at the date of the IPO to receive benefits under the Rio Tinto retiree medical plan and elect to receive such benefits.  Our retiree medical plan grants credit for service rendered by our employees to Rio Tinto prior to the IPO.  This plan is unfunded.

Net periodic postretirement benefit costs included the following components (in thousands):

	2013	2012	2011
Service cost	$4,951	$4,213	$3,016
Interest cost	1,674	1,424	1,281
Amortization of prior service cost	1,775	1,575	1,305
Net periodic postretirement benefit cost	$8,399	$7,212	$5,602

Annually, we remeasure and adjust the liability for the accumulated postretirement benefit obligation (“APBO”).  Changes in the APBO include the following components (in thousands):

	2013	2012	2011
Beginning Balance	$43,393	$33,166	$23,271
Current period service costs	4,951	4,213	3,015
Interest costs	1,674	1,424	1,282
Plan amendment	(2,671)	—	—
Change in actuarial assumptions	(8,175)	4,590	5,598
Ending Balance	39,172	43,393	33,166
Less current portion	311	231	37
Long-term APBO	$38,862	$43,162	$33,129

We used the following assumptions in the measurement of the APBO for the years ended December 31:

	2013	2012	2010
Discount rate	4.76%	3.87%	4.30%
Health care cost trend rate assumed for next year	7.00%	7.50%	8.00%
Ultimate health care cost trend rate	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2018	2018	2018

During 2013, we modified the Retiree Medical Plan so that it is now considered a high-deductible health plan.  This is considered a negative plan amendment, and we recorded a $2.7 million reduction to the liability which was offset to the unamortized portion of prior service costs included in Accumulated Other Comprehensive Income at December 31, 2013.

To determine the discount rate, we matched our cash projections against the Citigroup Pension Discount Curve.  Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans.  A one-percentage-point increase in the assumed health care cost trend would increase net periodic postretirement benefit cost and the APBO by $1.4 million and $6.8 million, respectively, and a one-percentage-point decrease in

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the rate would decrease net periodic postretirement benefit cost and the APBO by $1.1 million and $5.5 million, respectively, as of December 31, 2013.

Our estimated future benefit payments under the Retiree Medical Plan, which are net of estimated employee contributions and reflect expected future service, are as follows for the years ended December 31 (in thousands):

2014	$311
2015	508
2016	782
2017	1,136
2018	1,566
2019 — 2023	15,034

Decker Pension Plan

Decker’s employees participate in a defined benefit retirement plan sponsored by Decker.  This plan does not have a material impact on our consolidated financial position, results of operations or cash flows.  Our share of the funded status of the plan is reported in noncurrent other liabilities and was $2.6 million and $5.3 million at December 31, 2013 and 2012, respectively.  Other comprehensive income or loss includes certain actuarial gains and losses that are reflected in the funded status of the plan, but have not been recognized in periodic benefit cost.

16.  Commitments and Contingencies

Commitments

Operating Leases

We occupy various facilities and lease certain equipment under various lease agreements.  The minimum rental commitments under non-cancelable operating leases, with lease terms in excess of one year subsequent to December 31, 2013, are as follows (in thousands):

2014	$1,515
2015	1,442
2016	1,224
2017	701
2018	454
Thereafter	945

Rental expenses for the years ended December 31 were as follows (in thousands):

	2013	2012	2011
Rent expense	$1,919	$3,103	$1,369

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase Commitments

As of December 31, we had outstanding capital purchase commitments which consisted of (in thousands):

	2013	2012
Capital commitments
Equipment	$5,851	$20,317
Land	$23,700	$23,700

Supplies and services
Coal purchase commitments	$—	$28,633
Transportation agreements	$226,006	$159,398
Materials and supplies	$18,060	$24,552

Contingencies

Litigation

West Antelope II LBA Challenges

Challenges Against the BLM’s Leasing Process; Intervention by Cloud Peak Energy and Others — On May 3, 2010, WildEarth Guardians, Defenders of Wildlife and Sierra Club (collectively, “WildEarth”) and the Powder River Basin Resource Council (“PRBRC”) filed appeals with the Interior Board of Land Appeals (“IBLA”) regarding the U.S. Bureau of Land Management’s (“BLM”) decision to offer the West Antelope II (“WAII”) coal tracts for lease. On June 29, 2010, WildEarth voluntarily dismissed its appeal.  On July 13, 2010, WildEarth filed a complaint in the United States District Court for the District of Columbia (“D.C. District Court”) challenging the BLM’s decision.  On November 2, 2010, the IBLA issued a decision in PRBRC’s appeal, rejecting all of PRBRC’s arguments and affirming the BLM’s decision in all respects.  On January 3, 2011, PRBRC filed a complaint in the D.C. District Court appealing the IBLA decision.  On May 8, 2011, the D.C. District Court consolidated the WildEarth and PRBRC challenges.  Antelope Coal LLC, a wholly-owned subsidiary of CPE Resources, (along with the National Mining Association and the State of Wyoming) intervened in the consolidated action on the side of the BLM.  In the consolidated action, WildEarth and PRBRC requested that the court vacate the BLM’s authorization, sale and issuance of the WAII leases and enjoin any coal mining activity on the leases until the BLM and the U.S. Fish and Wildlife Service had undertaken additional environmental analysis requested by the plaintiff organizations.

Award of LBAs to Cloud Peak Energy — On May 11, 2011, the BLM held a competitive sale for the WAII North Tract.  On June 15, 2011, the BLM held a competitive sale for the WAII South Tract.  Antelope Coal LLC was the successful high bidder in both sales, and the BLM issued leases to Antelope Coal LLC for the North Tract effective July 1, 2011 and for South Tract effective September 1, 2011.

District Court Rejection of Challenges; Appeal by Plaintiffs — On July 30, 2012, the D.C. District Court rejected WildEarth’s and PRBRC’s consolidated challenge to the IBLA decision and denied their request that the court vacate the WAII leases as well as their requested injunction against coal mining activity on the leases.  On September 25, 2012 and September 26, 2012, PRBRC and WildEarth, respectively, filed notices of appeal in the United States Circuit Court of Appeals for the District of Columbia.  Oral argument was held in November 2013.  Both groups appealed the decision issued by the D.C. District Court and did not specify what relief they sought from the appellate court other than for the appellate court to reverse the decision of the D.C. District Court.  Antelope Coal LLC was a respondent-intervenor in the consolidated appeal.  On December 24, 2013, the Court of Appeals affirmed the District Court’s grant of summary judgment to the defendants.  It is possible the plaintiffs could seek review by the U.S Supreme Court.  Any adverse outcome of the appeal could adversely impact or delay our ability to mine the coal subject to the leases.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Legal Proceedings

We are involved in other legal proceedings arising in the ordinary course of business and may become involved in additional proceedings from time to time.  We believe that there are no other legal proceedings pending that are likely to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.  Nevertheless, we cannot predict the impact of future developments affecting our claims and lawsuits, and any resolution of a claim or lawsuit or an accrual within a particular fiscal period may adversely impact our results of operations for that period.  In addition to claims and lawsuits against us, our LBAs, permits, and other industry regulatory processes and approvals, including those applicable to the utility and coal logistics and transportation industries, may also be subject to legal challenges that could adversely impact our mining operations and results.

Tax Contingencies

Our income tax calculations are based on application of the respective U.S. federal or state tax law.  Our tax filings, however, are subject to audit by the respective tax authorities.  Accordingly, we recognize tax benefits when it is more likely than not a position will be upheld by the tax authorities.  To the extent the final tax liabilities are different from the amounts originally accrued, the increases or decreases are recorded as income tax expense.

Several audits involving our non-income based taxes currently are in progress.  We have provided our best estimate of taxes and related interest and penalties due for potential adjustments that may result from the resolution of such tax audits.  From time to time, we may engage in settlement discussions with applicable tax authorities, which may result in adjustments to our estimates of taxes and related interest and penalties.

Concentrations of Risk and Major Customer

Approximately 83%, 93% and 81% of our revenue for the years ended December 31, 2013, 2012, and 2011, respectively, were under multi-year contracts.  While the majority of the contracts are fixed-price contracts, certain contracts have adjustment provisions for determining periodic price changes.  There was no single customer that represented 10% or more of consolidated revenue in 2013, 2012, or 2011.  We generally do not require collateral or other security on accounts receivable because our customers are comprised primarily of investment grade electric utilities.  The credit risk is controlled through credit approvals and monitoring procedures.

Guarantees and Off-Balance Sheet Risk

In the normal course of business, we are party to guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit, performance or surety bonds and indemnities, which are not reflected on the consolidated balance sheet.  In our past experience, virtually no claims have been made against these financial instruments.  Management does not expect any material losses to result from these guarantees or off-balance-sheet instruments.

U.S. federal and state laws require we secure certain of our obligations to reclaim lands used for mining and to secure coal lease obligations.  The primary method we have used to meet these reclamation obligations and to secure coal lease obligations is to provide a third-party surety bond, typically through an insurance company, or provide a letter of credit, typically through a bank.  Specific bond and/or letter of credit amounts may change over time, depending on the activity at the respective site and any specific requirements by federal or state laws.  As of December 31, 2013, we had $677.5 million of surety bonds outstanding (including our proportional share of the Decker mine) to secure certain of our obligations to reclaim lands used for mining and to secure coal lease obligations.

17.  Income Taxes

Our income before income tax provision and earnings from unconsolidated affiliates is earned solely in the U.S.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CPE Inc.

The income tax expense consisted of the following for the years ended December 31 (in thousands):

	2013	2012	2011
Current:
Federal	$(2,325)	$18,064	$20,973
State	95	2,339	1,700
Total current	(2,230)	20,403	22,673
Deferred:
Federal	15,500	40,351	(11,261)
State	(1,640)	1,859	37
Total deferred	13,860	42,210	(11,224)
Total income tax expense	$11,629	$62,614	$11,449

The tax effects of temporary differences that result in deferred tax assets and deferred tax liabilities consisted of the following at December 31 (in thousands):

	2013	2012
Deferred income tax assets:
Property, plant and equipment	$6,870	$30,770
Accrued expense and liabilities	34,221	32,484
Pension and other postretirement benefits	14,642	16,761
Investment in joint venture partnerships	2,514	8,450
Accrued reclamation and mine closure costs	49,143	41,854
Contract rights	33,460	31,838
Tax agreement liability	38,047	41,954
AMT Credit	29,591	26,816
Net operating loss carry forward	10,627	2,197
Other	1,401	3,066
Total deferred income tax assets	220,516	236,190
Less valuation allowance	(12,711)	(17,231)
Net deferred income tax asset	207,805	218,960

Deferred income tax liabilities:
Inventories	(2,633)	(2,919)
Mineral rights	(79,571)	(78,936)
Mark-to-market gain	(9,639)	(4,861)
Other	(6,275)	(3,057)
Total deferred income tax liabilities	(98,118)	(89,773)
Net deferred income tax assets (liabilities)	$109,687	$129,187

CPE Inc. reports differences between tax bases of assets and liabilities and the financial statement carrying amount of these items as deferred income tax assets and liabilities.  Included in deferred income tax assets are amounts related to payments it expects to make pursuant to the Tax Receivable Agreement with Rio Tinto, which is recognized as a liability in our consolidated financial statements.  Also included in other deferred tax assets are net

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

operating loss carryforwards of $29.0 million that expire in 2029 through 2033 and alternative minimum tax (“AMT”) credits of $29.6 million that do not expire.

Net deferred income tax assets are classified in the consolidated balance sheets at December 31 as follows (in thousands):

	2013	2012
Net current deferred income tax assets	$18,326	$28,112
Net noncurrent deferred income tax assets	91,361	101,075
Net deferred income tax assets	$109,687	$129,187

The future realization of deferred income tax assets arising primarily from the increased tax basis arising from the IPO and the Secondary Offering depends on the existence of sufficient future taxable income.  Based on our consideration of CPE Resources’s historical operations, current forecasts of taxable income over the remaining lives of our mines, the availability of tax planning strategies, and other factors, we determined that $109.7 million of the potential tax benefits are more likely than not to be realized at the statutory federal and state income tax rates.  Accordingly, we have provided a $12.7 million valuation allowance to reduce our deferred tax assets to the amount that we determined is more likely than not to be realized.

The effective tax rate is reconciled to the U.S. federal statutory income tax rate for the years ended December 31 as follows:

	2013	2012	2011
United States federal statutory income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	(2.4)	1.2	0.9
Percentage depletion deduction	(7.3)	(2.3)	(3.2)
Section 199 domestic manufacturing deduction	—	(0.6)	(0.3)
Change in valuation allowance	(7.1)	(7.1)	(25.4)
Prior year return-to-actual	(0.4)	0.3	(1.3)
Other	0.6	0.2	—
Effective tax rate	18.4%	26.7%	5.7%

The estimated statutory income tax rates that are applied to our current and deferred income tax calculations are impacted significantly by the states in which we do business.  Changes in apportionment laws or business conditions result in changes in the calculation of our current and deferred income taxes, including the valuation of our deferred tax assets and liabilities. Such adjustments can increase or decrease the net deferred tax asset on the balance sheet and impact the corresponding deferred tax benefit or deferred tax expense on the income statement in the period.

As of December 31, 2013 and 2012, we had no material unrecognized tax benefits.  We are open to federal and state tax audits until the applicable statutes of limitations expire.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CPE Resources

The income tax expense (benefit) consisted of the following for the years ended December 31 (in thousands):

	2013	2012	2011
Current:
Federal	$(2,113)	$15,467	$671
State	105	2,345	534
Total current	$(2,008)	$17,812	$1,205
Deferred:
Federal	18,957	30,946	17,340
State	(1,470)	3,278	1,438
Total deferred	17,487	34,224	18,778
Total income tax expense (benefit)	$15,479	$52,036	$19,983

The tax effects of temporary differences that result in deferred tax assets and deferred tax liabilities consisted of the following at December 31 (in thousands):

	2013	2012
Deferred income tax assets:
Property, plant and equipment	$6,870	$30,770
Accrued expense and liabilities	34,222	32,484
Pension and other postretirement benefits	14,642	16,761
Investment in joint venture partnerships	2,514	8,450
Accrued reclamation and mine closure costs	49,143	41,854
Contract rights	33,460	31,838
AMT Credit	29,591	26,816
Net operating loss carry forward	10,627	2,197
Other	1,401	3,064
Total deferred income tax assets	182,470	194,235
Less valuation allowance	(12,711)	(17,231)
Net deferred income tax asset	169,759	177,004

Deferred income tax liabilities:
Inventories	(2,633)	(2,919)
Mineral rights	(79,571)	(78,936)
Mark-to-market	(9,639)	(4,861)
Other	(6,275)	(3,057)
Total deferred income tax liabilities	(98,118)	(89,773)
Net deferred income tax assets (liabilities)	$71,640	$87,232

CPE Resources reports differences between tax bases of assets and liabilities and the financial statement carrying amount of these items as deferred income tax assets and liabilities.  Included in other deferred tax assets are net operating loss carryforwards of $29.0 million that expire in 2029 through 2033 and AMT credits of $29.6 million that do not expire.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net deferred income tax assets are classified in the consolidated balance sheets at December 31 as follows (in thousands):

	2013	2012
Net current deferred income tax assets	$13,366	$21,096
Net noncurrent deferred income tax assets	58,274	66,136
Net deferred income tax assets	$71,640	$87,232

The future realization of deferred income tax assets arising primarily from the increased tax basis arising from the IPO and the Secondary Offering depends on the existence of sufficient future taxable income.  Based on our consideration of CPE Resources’s historical operations, current forecasts of taxable income over the remaining lives of our mines, the availability of tax planning strategies, and other factors, we determined that $71.6 million of the potential tax benefits are more likely than not to be realized at the statutory federal and state income tax rates.  Accordingly, we have provided a $12.7 million valuation allowance to reduce our deferred tax assets to the amount that we determined is more likely than not to be realized.

The effective tax rate is reconciled to the U.S. federal statutory income tax rate for the years ended December 31 as follows:

	2013	2012	2011
United States federal statutory income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	(1.8)	1.2	0.9
Percentage depletion deduction	(6.2)	(2.6)	(2.9)
Section 199 domestic manufacturing deduction	—	(0.7)	(0.3)
Change in valuation allowance	(6.1)	(8.1)	(23.1)
Prior year return-to-actual	(0.3)	0.3	(0.6)
Other	0.4	0.1	0.1
Effective tax rate	21.0%	25.3%	9.1%

The estimated statutory income tax rates that are applied to our current and deferred income tax calculations are impacted significantly by the states in which we do business.  Changes in apportionment laws or business conditions result in changes in the calculation of our current and deferred income taxes, including the valuation of our deferred tax assets and liabilities. Such adjustments can increase or decrease the net deferred tax asset on the balance sheet and impact the corresponding deferred tax benefit or deferred tax expense on the income statement in the period.

As of December 31, 2013 and 2012, we had no material unrecognized tax benefits.  We are open to federal and state tax audits until the applicable statutes of limitations expire.

18.  Equity-Based Compensation (CPE Inc. only)

The Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (“LTIP”) permits awards to our employees, which do not include Decker employees, and eligible non-employee directors.  The LTIP allows for the issuance of equity-based compensation in the form of restricted stock, restricted stock units, options, stock appreciation rights, dividend equivalent rights, performance awards, and share awards.  In May 2011, the stockholders approved increasing the pool of shares of CPE Inc.’s common stock authorized for issuance in connection with equity-based awards under the LTIP from 3.4 million shares to 5.5 million shares.  As of December 31, 2013, 2.3 million shares were available for grant.  Equity-based compensation expense is charged to CPE Resources through a management fee.

Total equity-based compensation expense recognized primarily within selling, general, and administrative expenses in our consolidated statements of operations was as follows for the years ended December 31 (in thousands):

	2013	2012	2011
Total equity-based compensation expense	$8,016	$11,796	$8,796

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Restricted Stock

We granted restricted stock and restricted stock units under the LTIP to eligible employees and directors.  Generally, the related agreements provide that restricted stock issued to employees will fully vest on the third anniversary of the grant date.  However, the restricted stock will pro-rata vest sooner if an employee grantee terminates employment with or stops providing services to us because of death, disability, redundancy or retirement.  The restricted stock will fully vest if an employee is terminated without cause within two years after a change in control occurs (as such term is defined in the LTIP).  Restricted stock units are granted to our directors and vest upon their resignation or retirement.

A summary of restricted stock award activity is as follows (in thousands):

		Weighted
		Average
		Grant-Date
		Fair Value
	Number	(per share)
Non-vested shares at January 1, 2013	304	$18.46
Granted	149	17.72
Vested	(61)	16.54
Forfeited	(20)	17.91
Non-vested shares at December 31, 2013	372	$18.51

As of December 31, 2013, unrecognized compensation cost related to restricted stock awards was $2.3 million, which will be recognized over a weighted-average period of 1.8 years prior to vesting.  The total fair value of restricted stock awards vested during the years ended December 31, 2013, 2012, and 2011 was $1.1 million, $15.1 million, and $167,000, respectively.

Performance-Based Share Units

The LTIP allows for the award of performance-based share units which cliff vest after three years, subject to continued employment (with accelerated vesting upon a change in control).  Performance-based share units granted represent the number of shares of common stock to be awarded based on the achievement of targeted performance levels related to pre-established total stockholder return goals over a three year period and may range from 0% to 200% of the targeted amount.  The grant date fair value of the awards is based upon a Monte Carlo simulation and is amortized over the performance period.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of performance-based share unit award activity is as follows (in thousands):

		Weighted
		Average
		Grant-Date
		Fair Value
	Number	(per share)
Non-vested units at January 1, 2013	376	$18.66
Granted	228	20.24
Forfeited	(37)	19.11
Expired (1)	(152)	20.12
Non-vested units at December 31, 2013	415	$18.94

(1)                                 Represents units that did not achieve the targeted performance goal.

The assumptions used to estimate the fair value of the performance-based share units granted during the year ended December 31, are as follows:

	2013	2012	2011
Risk-free interest rate	0.4%	0.5%	1.3%
Expected volatility	42.5%	48.2%	87.3%
Term	3 years	3 years	3 years

Fair Value (per share)	$20.24	$17.61	$20.12

As of December 31, 2013, unrecognized compensation cost related to performance-based share units was $4.1 million which will be recognized over a weighted-average period of 1.7 years prior to vesting.  No shares have vested yet under outstanding performance-based share awards.

Non-Qualified Stock Options

Annually, we grant non-qualified stock options under the LTIP to certain employees.  Generally, the agreements provide that any option awarded will become exercisable in three years.  However, the option will become pro-rata exercisable sooner if a grantee terminates employment because of death, disability, redundancy or retirement.  The option award will fully vest if an employee is terminated without cause within two years after a change in control occurs (as such term is defined in the LTIP).  No option can be exercised more than ten years after the date of grant.  Each award will be forfeited if the grantee terminates employment with or stops providing services to us for any reason other than those reasons noted above.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of non-qualified stock option activity is as follows (in thousands except per share amounts):

		Weighted
		Average	Weighted
		Exercise	Average	Aggregate
		Price	Contractual	Intrinsic
	Number	(per option)	Term (years)	Value(1)
Options outstanding at January 1, 2013	1,332	$15.95	7.38	$4,720
Granted	229	17.50		—
Exercised	(64)	15.01		275
Forfeited	(53)	17.99		12
Expired	(5)	15.65		—
Options outstanding at December 31, 2013	1,439	$16.17	6.70	$2,999
Exercisable at December 31, 2013	924	$15.07	5.80	$2,709
Vested and expected to vest at
December 31, 2013	1,424	$16.15	6.70	$2,988

(1)                                 The intrinsic value of a stock option is the amount by which the market value of the underlying stock exceeds the exercise price of the option at year-end.

As of December 31, 2013, we had $2.0 million of unrecognized compensation expense, net of estimated forfeitures, for non-vested stock options, which will be recognized as expense over the remaining weighted-average vesting period of approximately 1.8 years.

We used the Black-Scholes option pricing model to determine the fair value of stock options.  Determining the fair value of equity-based awards requires judgment, including estimating the expected term that stock options will be outstanding prior to exercise, and the associated volatility.  As we have limited historical exercise history, expected option life assumptions were developed using the simplified method as outlined in Topic 14, Share-Based Payment, of the Staff Accounting Bulletin Series.  We utilized U.S. Treasury yields as of the grant date for our risk-free interest rate assumption, matching the treasury yield terms to the expected life of the option.  We blended our limited historical volatility with a 6.5 year peer historical lookback to develop our expected volatility.

The assumptions used to estimate the fair value of options granted during the years ended December 31, are as follows:

	2013	2012	2011
Weighted-average grant date fair value (per option)	$8.72	$9.05	$12.47
Assumptions:
Risk-free interest rate	1.4%	1.7%	2.9%
Expected option life	6.5 years	6.5 years	6.5 years
Expected volatility	49.7%	53.6%	59.5%

Employee Stock Purchase Plan

In May 2011, our stockholders approved the Cloud Peak Energy Inc. Employee Stock Purchase Plan (“ESPP”).  Eligible employees are able to authorize payroll deductions on a voluntary basis to purchase shares of CPE Inc.’s common stock at a discount from the market price.  A maximum of 500,000 shares of common stock have been reserved for sale under the ESPP.  Employees are eligible to participate in the ESPP if employed by us for at least six months and are expected to work at least 1,000 hours of service per calendar year.  Participating employees may contribute up to $200 of their eligible earnings during each pay period or $4,800 per plan year.  The purchase price of common stock purchased under the ESPP is equal to the lesser of (i) 90% of the fair market value

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of CPE Inc.’s common stock on the offering date and (ii) 90% of the fair market value of CPE Inc.’s common stock on the last day of the annual option period.

Compensation costs related to the ESPP are as follows:

	2013	2012	2011
Unrecognized compensation expense	$0.2	$0.3	$0.3
Recognized compensation expense	0.4	0.1	0.1
Total ESPP compensation expense	$0.6	$0.4	$0.4

The fair value of each purchase right granted under the ESPP was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	2013	2012	2011
Weighted-average fair value (per award)	$4.28	$5.51	$6.04
Assumptions:
Risk-free interest rate	0.1%	0.2%	0.1%
Expected option life	1.0	1.0	1.0
Expected volatility	33.1%	44.7%	43.0%

19.  Accumulated Other Comprehensive Income (Loss)

The changes in Accumulated Other Comprehensive Income (Loss) (“AOCI”) by component, net of tax are as follows (in thousands):

	Post- retirement Medical Plan	Decker Defined Benefit Pension	Total
Beginning balance, January 1, 2011	$(9,957)	$(4,701)	$(14,658)
Other comprehensive income before reclassifications	(3,585)	(1,206)	(4,791)
Amounts reclassified from accumulated other comprehensive income	835	—	835
Net current period other comprehensive loss	(2,750)	(1,206)	(3,956)
Ending balance, December 31, 2011	(12,707)	(5,907)	(18,614)
Other comprehensive income before reclassifications	(2,986)	130	(2,856)
Amounts reclassified from accumulated other comprehensive income	1,009	—	1,009
Net current period other comprehensive income (loss)	(1,977)	130	(1,847)
Ending balance, December 31, 2012	(14,684)	(5,777)	(20,461)
Other comprehensive income before reclassifications	7,017	2,014	9,031
Amounts reclassified from accumulated other comprehensive income	1,151	—	1,151
Net current period other comprehensive income	8,168	2,014	10,182
Ending balance, December 31, 2013	$(6,517)	$(3,763)	$(10,279)

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The reclassifications out of AOCI are as follows (in thousands):

	Year Ended
	December 31,
	2013	2012	2011
Postretirement Medical Plan (1)
Amortization of prior service costs included in cost of product sold (2)	$1,482	$1,326	$1,112
Amortization of prior service costs included in selling, general and administrative expenses (2)	293	249	193
Total before tax	1,775	1,575	1,305
Tax benefit	(624)	(566)	(470)
Amounts reclassified from accumulated other comprehensive income	$1,151	$1,009	$835

(1)                                 See Note 15 for the computation of net periodic postretirement benefit costs.

(2)                                 Presented on the consolidated statements of operations and comprehensive income.

20.  Capital Stock and Earnings Per Share (CPE Inc. Only)

Common Stock

We have 200.0 million authorized shares of $0.01 par value common stock.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably only those dividends that the board of directors may from time to time declare, and we may pay, on our outstanding shares in the manner and upon the terms and conditions provided by law. See Item 5 “Market for Registrant’s Common Equity and Related Stockholder Matters—Dividend Policy.” In general, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in our assets, if any, remaining after we pay our liabilities and distribute the liquidation preference of any then-outstanding preferred stock. Holders of our common stock have no pre-emptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Treasury Stock

We allow employees to relinquish common stock to pay estimated taxes upon the vesting of restricted stock and upon the payout of performance units that settled in common stock.  The value of the common stock withheld is based upon the closing price on the vesting date.

Earnings per Share

Dilutive potential shares of common stock include restricted stock and options issued under the LTIP (see Note 18).  We apply the treasury stock method to determine dilution from restricted stock and options.  Under the treasury stock method, awards are treated as if they had been exercised with any proceeds used to repurchase common stock at the average market price during the period.  Any incremental difference between the assumed number of shares issued and purchased is included in the diluted share computation.  For our performance units, the contingent feature results in an assessment for any potentially dilutive common stock by using the end of the reporting period as it were the end of the contingency period.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the calculation of basic and diluted earnings per share for the years ended December 31, (in thousands, except per share amounts):

	2013	2012	2011
Numerator for calculation of basic earnings per share:
Net income	$51,971	$173,720	$189,797
Denominator for basic income per share:
Weighted-average shares outstanding	60,652	60,093	60,004
Basic earnings per share	$0.86	$2.89	$3.16

Numerator for calculation of diluted earnings per share:
Net income	$51,971	$173,720	$189,797
Denominator for diluted income per share:
Weighted-average shares outstanding	60,652	60,093	60,004
Dilutive effect of stock equivalents	509	834	633
Denominator for diluted earnings per share	61,161	60,927	60,637
Diluted earnings per share	$0.85	$2.85	$3.13

For the years ended December 31, the following were excluded from the diluted earnings per share calculation because they were anti-dilutive (in thousands):

	2013	2012	2011
Restricted stock	196	28	7
Options outstanding	495	57	73
Employee stock purchase plan	21	21	8

21.  Related Party Transactions

Related party activity consists primarily of coal sales to our equity method investment, Venture Fuels Partnership.  For purposes of classifying related party transactions, we consider all agreements entered into with Rio Tinto prior to the Secondary Offering as related party transactions.  These include the delivery of coal under arms-length commercial arrangements in the ordinary course of business and engaging Rio Tinto for agency services in connection with our export coal sales.  As of November 2011, all material sales and support service agreements entered into with Rio Tinto prior to the Secondary Offering had been terminated.

The following table summarizes related party transactions for the years ended December 31 (in thousands):

	2013	2012	2011
Sales of coal to Venture Fuels Partnership	$19,708	$22,069	$20,461

Transactions with Rio Tinto:
Agency services fees paid to Rio Tinto	$—	$—	$712
Revenue from export sales agreements with Rio Tinto	$—	$—	$16,203

22.  Segment Information

We have reportable segments of Owned and Operated Mines, Logistics and Related Activities, and Corporate and Other.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Our Owned and Operated Mines segment is characterized by the predominant focus on thermal coal production where the sale occurs at the mine site and where title and risk of loss pass to the customer at that point.  This segment includes our Antelope mine, Cordero Rojo mine, and Spring Creek mine.  Sales in this segment are primarily to domestic electric utilities; although a portion is made to our Logistics and Related Activities segment.  Our mines utilize surface mining extraction processes and are all located in the PRB.  The gains and losses resulting from our domestic coal futures contracts and WTI collar derivative financial instruments are reported within this segment.

Our Logistics and Related Activities segment is characterized by the services we provide to our international and domestic customers where we deliver coal to the customer at a terminal or the customer’s plant or other delivery point, remote from our mine site.  Services provided include: the purchase of coal from third parties or from our owned and operated mines as well as the contracting and coordination of the transportation and other handling services from third-party operators — typically rail and terminal companies.  Title and risk of loss are retained by the Logistics and Related Activities segment through the transportation and delivery process.  Title and risk of loss pass to the customer in accordance with the contract and typically occur at a vessel loading terminal, a vessel unloading terminal or an end use facility.  Risk associated with rail and terminal take-or-pay agreements is also borne by the Logistics and Related Activities segment.  The gains and losses resulting from our international coal forward derivative financial instruments are reported within this segment.

Our Corporate and Other segment includes results relating to broker activity, our share of the Decker mine operations, and unallocated corporate costs and assets.  All corporate costs, except Board of Directors related expenses, are allocated to the segments based upon their relative percentage of certain financial metrics.

Eliminations represent the purchase and sale of coal between reportable segments and the associated elimination of intercompany profit or loss in inventory.  Sales between reportable segments are priced based on prevailing market prices.

Our chief operating decision maker uses Adjusted EBITDA as the primary measure of segment reporting performance.  EBITDA represents net income before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion.  Adjusted EBITDA represents EBITDA as further adjusted for specifically identified items that management believes do not directly reflect our core operations.  For the periods presented herein, the specifically identified items are:  (1) adjustments to exclude the updates to the tax agreement liability, including tax impacts of the IPO and Secondary Offering, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, and (3) adjustments to exclude a significant broker contract that expired in the first quarter of 2010.

Revenue

The following table presents revenue for the years ended December 31, (in thousands):

	2013	2012	2011
Owned and Operated Mines	$1,137,542	$1,205,652	$1,241,567
Logistics and Related Activities	265,865	338,804	327,417
Corporate and Other	49,367	37,984	50,925
Eliminations of intersegment sales	(56,677)	(65,668)	(66,248)
Consolidated revenue	$1,396,097	$1,516,772	$1,553,661

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents revenue from external customers by geographic region for the years ended December 31, (in thousands):

	2013	2012	2011
United States	$1,148,235	$1,211,755	$1,257,604
South Korea	165,172	265,166	233,056
Other	82,690	39,851	63,001
Total revenue from external customers	$1,396,097	$1,516,772	$1,553,661

We attribute revenue to individual countries based on the location of the physical delivery of the coal.  All of our revenue for the years ended December 31, 2013, 2012, and 2011 originated in the U.S.

Adjusted EBITDA

The following table presents Adjusted EBITDA for the years ended December 31, (in thousands):

	2013	2012	2011
Owned and Operated Mines	$201,987	$283,280	$318,751
Logistics and Related Activities	11,395	57,080	24,707
Corporate and Other	5,980	36	8,120
Eliminations	(792)	(1,568)	116
Consolidated Adjusted EBITDA	218,571	338,828	351,695
Interest expense, net	(41,225)	(35,241)	(33,274)
Depreciation, depletion and accretion	(115,865)	(107,764)	(99,596)
Tax agreement expense	(10,515)	29,000	(19,854)
Derivative financial instruments:
Exclusion of fair value mark-to-market gains	25,611	22,754	2,275
Inclusion of cash amounts received	(12,976)	(11,244)	—
Total derivative financial instruments	12,635	11,511	2,275
Income tax	(11,629)	(62,614)	(11,449)

Net income	$51,971	$173,720	$189,797

Total Assets

The following table presents total assets at December 31, (in thousands):

	2013	2012
Owned and Operated Mines	$1,761,406	$1,826,165
Logistics and Related Activities	55,770	46,426
Corporate and Other	540,432	478,536
Eliminations	(183)	196
Consolidated assets	$2,357,425	$2,351,323

As of December 31, 2013, 2012, and 2011, all of our long lived assets were located in the U.S.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capital Expenditures

The following table presents purchases of property, plant and equipment, investments in project development, acquisition of coal and land assets, and assets acquired under capital leases for the years ended December 31, (in thousands):

	2013	2012	2011
Owned and Operated Mines	$55,663	$345,562	$168,258
Logistics and Related Activities	2,497	7,389	—
Corporate and Other	5,089	8,365	9,882
Eliminations	—	—	—
Consolidated	$63,249	$361,316	$178,140

23.  CPE Inc. (Parent Company Only) Financial Information

Due to restrictions on CPE Resources’s ability to pay dividends or transfer assets to CPE Inc. imposed by its debt covenants, the following parent company only condensed financial information is presented which reflects the financial condition, results of operations and cash flows of CPE Inc.  The information has been prepared using the equity method of consolidation under U.S. GAAP.

The results of operations and cash flows are for the years ended December 31, (in thousands):

Condensed Statements of Operations

	2013	2012	2011
Management fee	$9,535	$8,076	$7,254
Costs and expenses
General and administrative expenses	9,570	8,076	7,254
Total costs and expenses	9,570	8,076	7,254
Income (Loss) before equity in earnings of consolidated subsidiaries and income taxes	(35)	—	—
Equity in earnings of CPE Resources	58,898	155,609	201,221
Interest expense	(226)	(312)	(104)
Change in tax agreement liability	(10,515)	29,000	(19,854)
Income tax (expense) benefit	3,850	(10,578)	8,534
Net income	$51,971	$173,720	$189,797

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Balance Sheets

	December 31,
	2013	2012
ASSETS
Current assets
Deferred income taxes	$4,960	$7,015
Due from related party	—	12,554
Other assets	8,714	289
Total current assets	13,675	19,858
Deferred income taxes	33,087	34,939
Other assets	48	48
Investment in CPE Resources	1,068,270	999,190
Total assets	$1,115,080	$1,054,035

LIABILITIES and STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$—	$18
Due to related party	6,191	—
Current portion of tax agreement liability	13,504	19,485
Accrued expenses	3,245	6,457
Total current liabilities	22,940	25,960
Tax agreement liability, net of current portion	90,091	97,053
Total liabilities	113,030	123,013
Total stockholders’ equity	1,002,048	931,022
Total liabilities and stockholders’ equity	$1,115,080	$1,054,035

Condensed Statements of Cash Flows

	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income	$51,971	$173,720	$189,797
Adjustments to reconcile net income (loss) to net cash used in operating activities	(51,971)	(173,720)	(189,798)
Net cash used in operating activities	—	—	(1)
Decrease in cash and cash equivalents	—	—	(1)
Cash and cash equivalents at beginning of period	—	—	1
Cash and cash equivalents at end of period	$—	$—	$—

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24.  Summary Unaudited Quarterly Financial Information

A summary of the unaudited quarterly results of operations for the years ended December 31, 2013 and 2012 is presented below (in thousands except share amounts).

	Year Ended December 31, 2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$338,052	$329,996	$374,816	$353,234
Operating income	34,619	17,067	33,831	26,865
Net income	15,395	4,709	17,966	13,901
Income per common share from continuing operations attributable to the controlling interest:
Basic	$0.25	$0.08	$0.30	$0.23
Diluted	$0.25	$0.08	$0.29	$0.23

	Year Ended December 31, 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$372,903	$343,183	$425,861	$374,825
Operating income	47,027	58,722	81,634	54,482
Net income	26,618	33,678	85,260	28,163
Income (loss) per common share from continuing operations attributable to the controlling interest:
Basic	$0.44	$0.56	$1.42	$0.47
Diluted	$0.44	$0.55	$1.39	$0.46

During the three months ended September 30, 2012, CPE Inc. completed its update of its most recent operating plans, inclusive of market and cash cost forecasts, and calculation of the resulting amount and timing of estimated future taxable income.  Because of the reduced future tax value expected to be received, there was a decrease in the tax agreement liability due to Rio Tinto, resulting in a benefit to non-operating income for the three months ended September 30, 2012.  In addition, the deferred tax valuation allowance was reduced based the update of the operating plans, resulting in a benefit to income tax expense.

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.  Supplemental Guarantor/Non-Guarantor Financial Information (CPE Resources only)

In accordance with the indenture governing the senior notes, certain wholly-owned U.S. subsidiaries of CPE Resources (the “Guarantor Subsidiaries”) have fully and unconditionally guaranteed these senior notes on a joint and several basis.  These guarantees of either series of senior notes are subject to release in the following customary circumstances:

•                        a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor Subsidiary or the sale or disposition of all or substantially all the assets of the Guarantor Subsidiary (other than to the CPE Resources or a Restricted Subsidiary (as defined in the indenture) of CPE Resources) otherwise permitted by the indenture,

•                        a sale of the majority of the capital stock of a Guarantor Subsidiary to a third person otherwise permitted by the indenture, after which the applicable Guarantor Subsidiary is no longer a Restricted Subsidiary,

•                        upon a liquidation or dissolution of a Guarantor Subsidiary so long as no default under the indenture occurs as a result thereof,

•                        the designation by CPE Resources in accordance with the indenture of the Guarantor Subsidiary as an Unrestricted Subsidiary or the Guarantor Subsidiary otherwise ceases to be a Restricted Subsidiary of CPE Resources in accordance with the indenture,

•                        defeasance or discharge of such series of senior notes or

•                        the release, other than the discharge through payment by the Guarantor Subsidiary, of all other guarantees by such Restricted Subsidiary of Debt (as defined in the indenture) of CPE Resources or the co-issuer of the senior notes.

Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management believes that such information is not material to the senior note holders.  The following historical financial statement information is provided for the Guarantor/Non-Guarantor Subsidiaries:

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2013
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$13	$1,374,610	$21,474	$—	$1,396,097
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	87	1,113,988	22,243	—	1,136,318
Depreciation and depletion	2,679	102,329	(4,485)	—	100,523
Accretion	—	11,328	4,014	—	15,342
Derivative financial instruments	—	(25,611)	—	—	(25,611)
Selling, general and administrative expenses	728	52,302	—	—	53,031
Other operating costs	3,067	1,010	—	—	4,077
Total costs and expenses	6,561	1,255,346	21,772	—	1,283,680
Operating income (loss)	(6,548)	119,264	(298)	—	112,417
Other income (expense)
Interest income	440	—	—	—	440
Interest expense	(39,410)	(1,890)	(365)	—	(41,665)
Other, net	(395)	2,516	529	—	2,650
Total other expense	(39,365)	626	164	—	(38,575)
Income (loss) before income tax provision and earnings (losses) from affiliates	(45,913)	119,890	(134)	—	73,842
Income tax provision	15,645	(32,473)	1,348	—	(15,479)
Earnings from unconsolidated affiliates, net of tax	23	512	—	—	535
Earnings (losses) from consolidated affiliates, net of tax	89,143	1,214	—	(90,357)	—
Net income (loss)	58,898	89,143	1,214	(90,357)	58,898

Other comprehensive income
Retiree medical plan amortization of prior service costs	1,775	1,775	—	(1,775)	1,775
Retiree medical plan adjustment	10,824	10,824	—	(10,824)	10,824
Decker pension adjustment	3,199	3,199	3,199	(6,398)	3,199
Income taxes on retiree medical plan adjustments	(5,616)	(5,616)	(1,185)	6,801	(5,616)
Other comprehensive income (loss)	10,182	10,182	2,014	(12,196)	10,182
Total comprehensive income (loss)	$69,080	$99,325	$3,228	$(102,553)	$69,080

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2012
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$—	$1,494,597	$22,176	$—	$1,516,772
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	(12)	1,103,013	29,397	—	1,132,399
Depreciation and depletion	2,403	89,554	2,618	—	94,575
Accretion	—	9,852	3,336	—	13,189
Derivative financial instruments	—	(22,754)	—	—	(22,754)
Selling, general and administrative expenses	742	53,808	—	—	54,548
Other operating costs	—	2,949	—	—	2,949
Total costs and expenses	3,133	1,236,422	35,352	—	1,274,906
Operating income (loss)	(3,133)	258,175	(13,176)	—	241,866
Other income (expense)
Interest income	1,086	—	—	—	1,086
Interest expense	(33,963)	(1,991)	(63)	—	(36,016)
Other, net	—	(847)	—	—	(847)
Total other expense	(32,877)	(2,838)	(62)	—	(35,777)
Income (loss) before income tax provision and earnings (losses) from affiliates	(36,010)	255,337	(13,238)	—	206,089
Income tax provision	32,134	(89,142)	4,972	—	(52,036)
Earnings from unconsolidated affiliates, net of tax	17	1,539	—	—	1,556
Earnings (losses) from consolidated affiliates, net of tax	159,468	(8,266)	—	(151,202)	—
Net income (loss)	155,609	159,468	(8,266)	(151,202)	155,609

Other comprehensive income
Retiree medical plan amortization of prior service costs	1,575	1,575	—	(1,575)	1,575
Retiree medical plan adjustment	(4,665)	(4,665)	—	4,665	(4,665)
Decker pension adjustment	204	204	204	(408)	204
Income taxes on retiree medical plan adjustments	1,039	1,039	(73)	(966)	1,039
Other comprehensive income (loss)	(1,847)	(1,847)	131	1,716	(1,847)
Total comprehensive income (loss)	$153,762	$157,621	$(8,135)	$(149,486)	$153,762

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2011
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$1	$1,529,846	$23,814	$—	$1,553,661
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	192	1,125,340	25,585	—	1,151,117
Depreciation and depletion	2,027	80,689	4,411	—	87,127
Accretion	—	8,539	3,930	—	12,469
Derivative financial instruments	—	(2,275)	—	—	(2,275)
Selling, general and administrative expenses	811	50,250	—	—	51,061
Other operating costs	—	1,419	—	—	1,419
Total costs and expenses	3,030	1,263,962	33,926	—	1,300,918
Operating income (loss)	(3,029)	265,884	(10,112)	—	252,743
Other income (expense)
Interest income	590	1	1	—	592
Interest expense	(32,772)	(932)	(58)	—	(33,762)
Other, net	—	(170)	—	—	(170)
Total other expense	(32,182)	(1,101)	(57)	—	(33,340)
Income (loss) before income tax provision and earnings (losses) from affiliates	(35,211)	264,783	(10,169)	—	219,403
Income tax provision	83,425	(106,956)	3,548	—	(19,983)
Earnings from unconsolidated affiliates, net of tax	21	1,780	—	—	1,801
Earnings (losses) from consolidated affiliates, net of tax	152,986	(6,621)	—	(146,365)	—
Net income (loss)	201,221	152,986	(6,621)	(146,365)	201,221

Other comprehensive income
Retiree medical plan amortization of prior service costs	1,305	1,305	—	(1,305)	1,305
Retiree medical plan adjustment	(5,602)	(5,602)	—	5,602	(5,602)
Decker pension adjustment	(1,885)	(1,885)	(1,885)	3,770	(1,885)
Income taxes on retiree medical plan adjustments	2,226	2,225	678	(2,903)	2,226
Other comprehensive income (loss)	(3,956)	(3,957)	(1,207)	5,164	(3,956)
Total comprehensive income (loss)	$197,265	$149,029	$(7,828)	$(141,201)	$197,265

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

(in thousands)

	December 31, 2013
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$226,993	$496	$4,144	$—	$231,633
Investments in marketable securities	80,687	—	—	—	80,687
Accounts receivable	—	12,799	61,269	—	74,068
Due from related parties	—	541,997	—	(535,064)	6,933
Inventories, net	6,193	70,206	3,745	—	80,144
Deferred income taxes	—	13,372	12	(18)	13,366
Derivative financial instruments	—	26,420	—	—	26,420
Other assets	—	10,729	97	—	10,826
Total current assets	313,873	676,019	69,267	(535,082)	524,077
Noncurrent assets
Property, plant and equipment, net	9,301	1,644,679	34	—	1,654,014
Goodwill	—	35,634	—	—	35,634
Deferred income taxes	35,994	10,938	11,342	—	58,274
Investments and other assets	1,800,258	—	—	(1,755,451)	44,807
Total assets	$2,159,426	$2,367,270	$80,643	$(2,290,533)	$2,316,806

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$2,378	$55,472	$1,196	$—	$59,046
Royalties and production taxes	—	129,158	2,758	—	131,917
Accrued expenses	2,087	35,652	480	—	38,218
Due to related parties	489,645	—	45,419	(535,064)	—
Current portion of federal coal lease obligations	—	58,958	—	—	58,958
Other liabilities	54	1,493	966	—	2,513
Current deferred income taxes	18	—	—	(18)	—
Total current liabilities	494,182	280,733	50,819	(535,082)	290,652
Noncurrent liabilities
Senior notes	596,974	—	—	—	596,974
Federal coal lease obligations, net of current portion	—	63,970	—	—	63,970
Asset retirement obligations, net of current portion	—	175,275	70,806	—	246,081
Other liabilities	—	62,400	3,142	(14,683)	50,859
Total liabilities	1,091,156	582,378	124,767	(549,765)	1,248,536
Commitments and Contingencies (Note 16)

Total member’s equity	1,068,270	1,784,892	(44,124)	(1,740,768)	1,068,270
Total liabilities and member’s equity	$2,159,426	$2,367,270	$80,643	$(2,290,533)	$2,316,806

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

(in thousands)

	December 31, 2012
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$195,076	$—	$2,615	$—	$197,691
Investments in marketable securities	80,341	—	—	—	80,341
Accounts receivable	—	74,008	2,108	—	76,117
Due from related parties	—	385,102	42	(383,583)	1,561
Inventories, net	6,741	71,312	3,622	—	81,675
Deferred income taxes	—	21,124	—	(28)	21,096
Derivative financial instruments	138	13,647	—	—	13,785
Other assets	7	16,100	117	—	16,224
Total current assets	282,303	581,293	8,504	(383,610)	488,490
Noncurrent assets
Property, plant and equipment, net	9,239	1,666,020	3,035	—	1,678,294
Goodwill	—	35,634	—	—	35,634
Deferred income taxes	22,807	24,650	18,679	—	66,136
Investments and other assets	1,682,267	—	4,470	(1,646,259)	40,478
Total assets	$1,996,616	$2,307,597	$34,688	$(2,029,869)	$2,309,032

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$2,558	$45,896	$1,117	$—	$49,571
Royalties and production taxes	—	126,726	2,625	—	129,351
Accrued expenses	2,087	41,529	292	—	43,908
Due to related parties	396,137	—	—	(383,583)	12,554
Current portion of federal coal lease obligations	—	63,191	—	—	63,191
Other liabilities	76	1,754	966	(27)	2,769
Total current liabilities	400,858	279,096	5,001	(383,611)	301,344
Noncurrent liabilities
Senior notes	596,506	—	—	—	596,506
Federal coal lease obligations, net of current portion	—	122,928	—	—	122,928
Asset retirement obligations, net of current portion	—	164,626	74,365	—	238,991
Other liabilities	61	77,655	5,806	(33,449)	50,073
Total liabilities	997,425	644,305	85,172	(417,060)	1,309,842
Commitments and Contingencies (Note 16)
Total member’s equity	999,190	1,663,293	(50,484)	(1,612,809)	999,190
Total liabilities and member’s equity	$1,996,615	$2,307,598	$34,688	$(2,029,869)	$2,309,032

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidated Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2013
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$37,369	$149,691	$(6,080)	$—	$180,980

Investing activities
Purchases of property, plant and equipment	(5,085)	(41,692)	(3)	—	(46,780)
Cash paid for capitalized interest	—	(33,230)	—	—	(33,230)
Investments in marketable securities	(64,357)	—	—	—	(64,357)
Maturity and redemption of investments	64,011	—	—	—	64,011
Investment in development projects	—	(6,247)	—	—	(6,247)
Partnership escrow return	—	—	4,468	—	4,468
Contributions made to subsidiary	—	(7,600)	—	7,600	—
Distributions from subsidiary	—	4,468	—	(4,468)	—
Other	(21)	126	12	—	117
Net cash used in investing activities	(5,452)	(84,175)	4,477	3,132	(82,018)

Financing activities
Principal payments on federal coal leases	—	(63,191)	—	—	(63,191)
Payment of debt issuance costs	—	(1,039)	—	—	(1,039)
Contributions received from parent	—	—	7,600	(7,600)	—
Distributions made to parent	—	—	(4,468)	4,468	—
Other	—	(790)	—	—	(790)
Net cash provided by (used in) financing activities	—	(65,020)	3,132	(3,132)	(65,020)
Net increase in cash and cash equivalents	31,917	496	1,529	—	33,942
Cash and cash equivalents at beginning of year	195,076	—	2,615	—	197,691
Cash and cash equivalents at the end of year	$226,993	$496	$4,144	$—	$231,633

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2012
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$36,458	$219,458	$(8,447)	$—	$247,469

Investing activities
Acquisition of Youngs Creek and CX Ranch coal and land assets	—	(300,377)	—	—	(300,377)
Purchases of property, plant and equipment	(8,175)	(45,185)	(190)	—	(53,550)
Cash paid for capitalized interest	—	(50,119)	—	—	(50,119)
Investments in marketable securities	(67,576)	—	—	—	(67,576)
Maturity and redemption of investments	62,463	—	—	—	62,463
Investment in development projects	—	(7,389)	—	—	(7,389)
Return of restricted cash	71,244	—	—	—	71,244
Partnership escrow deposit	—	—	(4,470)	—	(4,470)
Contributions made to subsidiary	(300,377)	(12,570)	—	312,947	—
Other	(47)	1,907	—	—	1,860
Net cash used in investing activities	(242,468)	(413,733)	(4,660)	312,947	(347,914)

Financing activities
Principal payments on federal coal leases	—	(102,198)	—	—	(102,198)
Contributions received from parent	—	300,377	12,570	(312,947)	—
Other	—	(3,906)	—	—	(3,906)
Net cash used in financing activities	—	194,273	12,570	(312,947)	(106,104)
Decrease in cash and cash equivalents	(206,010)	(2)	(537)	—	(206,549)
Cash and cash equivalents at beginning of year	401,087	2	3,151	—	404,240
Cash and cash equivalents at end of year	$195,076	$—	$2,615	$—	$197,691

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2011
	Parent Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$55,508	$247,529	$(6,090)	$—	$296,947

Investing activities
Purchases of property, plant and equipment	(9,721)	(98,804)	(208)	—	(108,733)
Cash paid for capitalized interest	—	(33,989)	—	—	(33,989)
Investments in marketable securities	(75,228)	—	—	—	(75,228)
Initial payment on federal coal leases	—	(69,407)	—	—	(69,407)
Return of restricted cash	110,972	—	—	—	110,972
Distributions received from subsidiary	—	8,637	—	(8,637)	—
Other	—	713	—	—	713
Net cash used in investing activities	26,023	(192,850)	(208)	(8,637)	(175,672)

Financing activities
Principal payments on federal coal leases	—	(54,630)	—	—	(54,630)
Distributions made to parent	(162)	—	(8,637)	8,637	(162)
Other	(2,292)	(51)	—	—	(2,343)
Net cash used in financing activities	(2,454)	(54,681)	(8,637)	8,637	(57,135)
Net increase (decrease) in cash and cash equivalents	79,077	(2)	(14,935)	—	64,140
Cash and cash equivalents at beginning of period	322,010	4	18,086	—	340,100
Cash and cash equivalents at the end of year	$401,087	$2	$3,151	$—	$404,240

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

26.  Supplemental Guarantor/Non-Guarantor Financial Information (CPE Inc. only)

As discussed in Note 25, as of December 31, 2013, the Guarantor Subsidiaries have fully and unconditionally guaranteed the senior notes on a joint and several basis.  Subsequent to December 31, 2013, CPE Inc. expects to provide a full and unconditional parent guarantee on the senior notes and on any debt securities to be issued by CPE Resources in the future.  The parent guarantee and subsidiary guarantees are expected to be provided on a joint and several basis.

Separate financial statements and other disclosures concerning CPE Inc. are provided elsewhere herein.  Separate financial statements and other disclosures concerning the Guarantor Subsidiaries are not presented because management believes that such information is not currently and is not expected to be material to the holders of CPE Resources’s debt securities.  The following historical financial statement information is provided for the Parent Guarantor/Guarantor Subsidiaries/Non-Guarantor Subsidiaries:

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2013
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Revenue	$9,535	$13	$1,374,610	$21,474	$(9,535)	$1,396,097
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	—	87	1,113,988	22,243	—	1,136,318
Depreciation and depletion	—	2,679	102,329	(4,485)	—	100,523
Accretion	—	—	11,328	4,014	—	15,342
Derivative financial instruments	—	—	(25,611)	—	—	(25,611)
Selling, general and administrative expenses	9,570	728	52,302	—	(9,535)	53,066
Other operating costs	—	3,067	1,010	—	—	4,077
Total costs and expenses	9,570	6,561	1,255,346	21,772	(9,535)	1,283,715
Operating income (loss)	(35)	(6,548)	119,264	(298)	—	112,382
Other income (expense)
Interest income	—	440	—	—	—	440
Interest expense	—	(39,410)	(1,890)	(365)	—	(41,665)
Tax agreement expense	(10,515)	—	—	—	—	(10,515)
Other, net	(226)	(395)	2,516	529	—	2,423
Total other income (expense)	(10,741)	(39,365)	626	164	—	(49,317)
Income (loss) before income tax provision and earnings (losses) from affiliates	(10,776)	(45,913)	119,890	(134)	—	63,065
Income tax provision	3,850	15,645	(32,473)	1,348	—	(11,629)
Earnings from unconsolidated affiliates, net of tax	—	23	512	—	—	535
Earnings from consolidated affiliates, net of tax	58,898	89,143	1,214	—	(149,255)	—
Net income	51,971	58,898	89,143	1,214	(149,255)	51,971

Other comprehensive income
Retiree medical plan amortization of prior service costs	1,775	1,775	1,775	—	(3,550)	1,775
Retiree medical plan adjustment	10,824	10,824	10,824	—	(21,648)	10,824
Decker pension adjustment	3,199	3,199	3,199	3,199	(9,597)	3,199
Income taxes on retiree medical plan adjustments	(5,616)	(5,616)	(5,616)	(1,185)	12,417	(5,616)
Other comprehensive income	10,182	10,182	10,182	2,014	(22,378)	10,182
Total comprehensive income	$62,153	$69,080	$99,325	$3,228	$(171,633)	$62,153

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2012
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$8,076	$—	$1,494,597	$22,176	$(8,076)	$1,516,772
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	—	(12)	1,103,013	29,397	—	1,132,399
Depreciation and depletion	—	2,403	89,554	2,618	—	94,575
Accretion	—	—	9,852	3,336	—	13,189
Derivative financial instruments	—	—	(22,754)	—	—	(22,754)
Selling, general and administrative expenses	8,076	742	53,808	—	(8,076)	54,548
Other operating costs	—	—	2,949	—	—	2,949
Total costs and expenses	8,076	3,133	1,236,422	35,352	(8,076)	1,274,906
Operating income (loss)	—	(3,133)	258,175	(13,176)	—	241,866
Other income (expense)
Interest income	—	1,086	—	—	—	1,086
Interest expense	(312)	(33,963)	(1,991)	(63)	—	(36,327)
Tax agreement benefit	29,000	—	—	—	—	29,000
Other, net	—	—	(847)	—	—	(847)
Total other income (expense)	28,688	(32,877)	(2,838)	(62)	—	(7,088)
Income (loss) before income tax provision and earnings (losses) from affiliates	28,688	(36,010)	255,337	(13,238)	—	234,778
Income tax provision	(10,578)	32,134	(89,142)	4,972	—	(62,614)
Earnings from unconsolidated affiliates, net of tax	—	17	1,539	—	—	1,556
Earnings (losses) from consolidated affiliates, net of tax	155,609	159,468	(8,266)	—	(306,811)	—
Net income (loss)	173,720	155,609	159,468	(8,266)	(306,811)	173,720

Other comprehensive income (loss)
Retiree medical plan amortization of prior service costs	1,575	1,575	1,575	—	(3,150)	1,575
Retiree medical plan adjustment	(4,665)	(4,665)	(4,665)	—	9,330	(4,665)
Decker pension adjustment	204	204	204	204	(612)	204
Income taxes on retiree medical plan adjustments	1,039	1,039	1,039	(73)	(2,005)	1,039
Other comprehensive income (loss)	(1,847)	(1,847)	(1,847)	131	3,563	(1,847)
Total comprehensive income (loss)	$171,873	$153,762	$157,621	$(8,135)	$(303,248)	$171,873

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations and Comprehensive Income

(in thousands)

	Year Ended December 31, 2011
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated

Revenue	$7,254	$1	$1,529,846	$23,814	$(7,254)	$1,553,661
Costs and expenses
Cost of product sold (exclusive of depreciation, depletion, amortization and accretion, shown separately)	—	192	1,125,340	25,585	—	1,151,117
Depreciation and depletion	—	2,027	80,689	4,411	—	87,127
Accretion	—	—	8,539	3,930	—	12,469
Derivative financial instruments	—	—	(2,275)	—	—	(2,275)
Selling, general and administrative expenses	7,254	811	50,250	—	(7,254)	51,061
Other operating costs	—	—	1,419	—	—	1,419
Total costs and expenses	7,254	3,030	1,263,962	33,926	(7,254)	1,300,918
Operating income (loss)	—	(3,029)	265,884	(10,112)	—	252,743
Other income (expense)
Interest income	—	590	1	1	—	592
Interest expense	(104)	(32,772)	(932)	(58)	—	(33,866)
Tax agreement expense	(19,854)	—	—	—	—	(19,854)
Other, net	—	—	(170)	—	—	(170)
Total other income (expense)	(19,959)	(32,182)	(1,101)	(57)	—	(53,298)
Income (loss) before income tax provision and earnings (losses) from affiliates	(19,959)	(35,211)	264,783	(10,169)	—	199,445
Income tax provision	8,536	83,425	(106,956)	3,548	—	(11,449)
Earnings from unconsolidated affiliates, net of tax	—	21	1,780	—	—	1,801
Earnings (losses) from consolidated affiliates, net of tax	201,221	152,986	(6,621)	—	(347,586)	—
Net income (loss)	189,797	201,221	152,986	(6,621)	(347,586)	189,797

Other comprehensive income (loss)
Retiree medical plan amortization of prior service costs	1,305	1,305	1,305	—	(2,610)	1,305
Retiree medical plan adjustment	(5,602)	(5,602)	(5,602)	—	11,204	(5,602)
Decker pension adjustment	(1,885)	(1,885)	(1,885)	(1,885)	5,655	(1,885)
Income taxes on retiree medical plan adjustments	2,226	2,226	2,225	678	(5,129)	2,226
Other comprehensive income (loss)	(3,956)	(3,956)	(3,956)	(1,207)	9,119	(3,956)
Total comprehensive income (loss)	$185,841	$197,265	$149,030	$(7,828)	$(338,467)	$185,841

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

(in thousands)

	December 31, 2013
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$226,993	$496	$4,144	$—	$231,633
Investments in marketable securities	—	80,687	—	—	—	80,687
Accounts receivable	—	—	12,799	61,269	—	74,068
Due from related parties	—	—	541,997	—	(541,255)	742
Inventories, net	—	6,193	70,206	3,745	—	80,144
Deferred income taxes	4,960	—	13,372	12	(18)	18,326
Derivative financial instruments	—	—	26,420	—	—	26,420
Other assets	8,715	—	10,729	97	—	19,541
Total current assets	13,675	313,873	676,019	69,267	(541,273)	531,561
Noncurrent assets
Property, plant and equipment, net	—	9,301	1,644,679	34	—	1,654,014
Goodwill	—	—	35,634	—	—	35,634
Deferred income taxes	33,087	35,994	10,938	11,342	—	91,361
Investments and other assets	1,068,318	1,800,258	—	—	(2,823,721)	44,855
Total assets	$1,115,080	$2,159,426	$2,367,270	$80,643	$(3,364,994)	$2,357,425

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$—	$2,378	$55,472	$1,196	$—	$59,046
Royalties and production taxes	—	—	129,158	2,758	—	131,917
Accrued expenses	3,245	2,087	35,652	480	—	41,463
Due to related parties	6,191	489,645	—	45,419	(541,255)	—
Current portion of federal coal lease obligations	—	—	58,958	—	—	58,958
Other liabilities	—	54	1,493	966	—	2,513
Current portion of tax agreement liability	13,504	—	—	—	—	13,504
Current deferred income taxes	—	18	—	—	(18)	—
Total current liabilities	22,940	494,182	280,733	50,819	(541,273)	307,401
Noncurrent liabilities
Tax receivable liability, net of current portion	90,091	—	—	—	—	90,091
Senior notes	—	596,974	—	—	—	596,974
Federal coal lease obligations, net of current portion	—	—	63,970	—	—	63,970
Asset retirement obligations, net of
current portion	—	—	175,275	70,806	—	246,081
Other liabilities	—	—	62,400	3,142	(14,683)	50,859
Total liabilities	113,031	1,091,156	582,378	124,767	(555,956)	1,355,376
Commitments and Contingencies (Note 16)

Total equity	1,002,049	1,068,270	1,784,892	(44,124)	(2,809,038)	1,002,049
Total liabilities and equity	$1,115,080	$2,159,426	$2,367,270	$80,643	$(3,364,994)	$2,357,425

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

(in thousands)

	December 31, 2012
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$—	$195,076	$—	$2,615	$—	$197,691
Investments in marketable securities	—	80,341	—	—	—	80,341
Accounts receivable	—	—	74,008	2,108	—	76,117
Due from related parties	12,554	—	385,102	42	(396,137)	1,561
Inventories, net	—	6,741	71,312	3,622	—	81,675
Deferred income taxes	7,015	—	21,124	—	(27)	28,112
Derivative financial instruments	—	138	13,647	—	—	13,785
Other assets	289	7	16,100	117	—	16,513
Total current assets	19,858	282,303	581,293	8,504	(396,163)	495,795
Noncurrent assets
Property, plant and equipment, net	—	9,239	1,666,020	3,035	—	1,678,294
Goodwill	—	—	35,634	—	—	35,634
Deferred income taxes	34,939	22,807	24,650	18,679	—	101,075
Investments and other assets	999,239	1,682,267	—	4,470	(2,645,451)	40,525
Total assets	$1,054,036	$1,996,616	$2,307,597	$34,688	$(3,041,614)	$2,351,323

LIABILITIES AND MEMBER’S EQUITY
Current liabilities
Accounts payable	$18	$2,558	$45,896	$1,117	$—	$49,589
Royalties and production taxes	—	—	126,726	2,625	—	129,351
Accrued expenses	6,457	2,087	41,529	292	—	50,364
Due to related parties	—	396,137	—	—	(396,137)	—
Current portion of federal coal lease obligations	—	—	63,191	—	—	63,191
Other liabilities	—	76	1,754	966	(27)	2,770
Current portion of tax agreement liability	19,485	—	—	—	—	19,485
Total current liabilities	25,960	400,858	279,096	5,001	(396,165)	314,750
Noncurrent liabilities
Tax receivable liability, net of current portion	97,053	—	—	—	—	97,053
Senior notes	—	596,506	—	—	—	596,506
Federal coal lease obligations, net of current portion	—	—	122,928	—	—	122,928
Asset retirement obligations, net of current portion	—	—	164,626	74,365	—	238,991
Other liabilities	—	61	77,655	5,806	(33,449)	50,073
Total liabilities	123,013	997,425	644,305	85,172	(429,614)	1,420,301
Commitments and Contingencies (Note 16)
Total equity	931,022	999,190	1,663,293	(50,484)	(2,611,999)	931,022
Total liabilities and equity	$1,054,036	$1,996,615	$2,307,598	$34,688	$(3,041,614)	$2,351,323

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidated Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2013
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(240)	$37,369	$149,691	$(6,080)	$—	$180,740

Investing activities
Purchases of property, plant and equipment	—	(5,085)	(41,692)	(3)	—	(46,780)
Cash paid for capitalized interest	—	—	(33,230)	—	—	(33,230)
Investments in marketable securities	—	(64,357)	—	—	—	(64,357)
Maturity and redemption of investments	—	64,011	—	—	—	64,011
Investment in development projects	—	—	(6,247)	—	—	(6,247)
Partnership escrow return	—	—	—	4,468	—	4,468
Contributions made to subsidiary	—	—	(7,600)	—	7,600	—
Distributions from subsidiary	—	—	4,468	—	(4,468)	—
Other	—	(21)	126	12	—	117
Net cash provided by (used in) investing activities	—	(5,452)	(84,175)	4,477	3,132	(82,018)

Financing activities
Principal payments on federal coal leases	—	—	(63,191)	—	—	(63,191)
Payment of debt issuance costs	—	—	(1,039)	—	—	(1,039)
Contributions received from parent	—	—	—	7,600	(7,600)	—
Distributions made to parent	—	—	—	(4,468)	4,468	—
Other	240	—	(790)	—	—	(550)
Net cash provided by (used in) financing activities	240	—	(65,020)	3,132	(3,132)	(64,780)
Net increase in cash and cash equivalents	—	31,917	496	1,529	—	33,942
Cash and cash equivalents at beginning of year	—	195,076	—	2,615	—	197,691
Cash and cash equivalents at the end of year	$—	$226,993	$496	$4,144	$—	$231,633

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Supplemental Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2012
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(114)	$36,458	$219,458	$(8,447)	$—	$247,355

Investing activities
Acquisition of Youngs Creek and CX Ranch coal and land assets	—	—	(300,377)	—	—	(300,377)
Purchases of property, plant and equipment	—	(8,175)	(45,185)	(190)	—	(53,550)
Cash paid for capitalized interest	—	—	(50,119)	—	—	(50,119)
Investment in marketable securities	—	(67,576)	—	—	—	(67,576)
Maturity and redemption of investments	—	62,463	—	—	—	62,463
Investment in development projects	—	—	(7,389)	—	—	(7,389)
Return of restricted cash	—	71,244	—	—	—	71,244
Partnership escrow deposit	—	—	—	(4,470)	—	(4,470)
Contributions made to subsidiary	—	(300,377)	(12,570)	—	312,947	—
Other	49	(47)	1,907	—	—	1,909
Net cash provided by (used in) investing activities	49	(242,468)	(413,733)	(4,660)	312,947	(347,865)

Financing activities
Principal payments on federal coal leases	—	—	(102,198)	—	—	(102,198)
Contributions received from parent	—	—	300,377	12,570	(312,947)	—
Other	65	—	(3,906)	—	—	(3,841)
Net cash provided by (used in) financing activities	65	—	194,273	12,570	(312,947)	(106,039)
Net decrease in cash and cash equivalents	—	(206,010)	(2)	(537)	—	(206,549)
Cash and cash equivalents at the beginning of year	—	401,087	2	3,151	—	404,240
Cash and cash equivalents at the end of year	$—	$195,076	$—	$2,615	$—	$197,691

CLOUD PEAK ENERGY INC. AND

CLOUD PEAK ENERGY RESOURCES LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

(in thousands)

	Year Ended December 31, 2011
	Parent Guarantor (CPE Inc.)	Issuing Company (CPE Resources)	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$(163)	$55,508	$247,529	$(6,090)	$—	$296,784

Investing activities
Purchases of property, plant and equipment	—	(9,721)	(98,804)	(208)	—	(108,733)
Cash paid for capitalized interest	—	—	(33,989)	—	—	(33,989)
Purchases of marketable securities	—	(75,228)	—	—	—	(75,228)
Initial payment on federal coal leases	—	—	(69,407)	—	—	(69,407)
Return of restricted cash	—	110,972	—	—	—	110,972
Distributions received from subsidiary	—	—	8,637	—	(8,637)	—
Other	—	—	713	—	—	713
Net cash provided by (used in) investing activities	—	26,023	(192,850)	(208)	(8,637)	(175,672)

Financing activities
Principal payments on federal coal leases	—	—	(54,630)	—	—	(54,630)
Distributions made to parent	162	(162)	—	(8,637)	8,637	—
Other	—	(2,292)	(51)	—	—	(2,343)
Net cash provided by (used in) financing activities	162	(2,454)	(54,681)	(8,637)	8,637	(56,973)
Net increase (decrease) in cash and cash equivalents	(1)	79,077	(2)	(14,935)	—	64,139
Cash and cash equivalents at beginning of period	1	322,010	4	18,086	—	340,101
Cash and cash equivalents at the end of year	$—	$401,087	$2	$3,151	$—	$404,240